UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Ashford Hospitality Trust, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2011

To the stockholders of ASHFORD HOSPITALITY TRUST, INC.:

The annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation, will be held at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas on May 17, 2011 beginning at 10:00 a.m., Central time, for the following purposes:

(i) to elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

(ii) to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2011;

(iii) to approve the adoption of a new 2011 Stock Incentive Plan that will allow for issuance of up to 5,750,000 shares of our common stock;

(iv) to hold an advisory vote on executive compensation;

(v) to hold an advisory vote on the frequency of future advisory votes on executive compensation; and

(vi) to transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

Stockholders of record at the close of business on March 8, 2011 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,

David A. Brooks
Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 19, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011.

The company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2010 and the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.ahtreit.com and www.snl.com/IRWebLinkX/GenPage.aspx?IID=4088185&GKP=1073743126.

ASHFORD HOSPITALITY TRUST, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2011

This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Hospitality Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas beginning at 10:00 a.m., Central time. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. “We,” “our,” “us,” “Ashford,” and the “company” each refers to Ashford Hospitality Trust, Inc. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 19, 2011.

At the annual meeting of stockholders, action will be taken to:

•	elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

•	ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2011;

•	approve the adoption of a new 2011 Stock Incentive Plan that will allow for the issuance of up to 5,750,000 of shares of our common stock;

•	hold an advisory vote on executive compensation;

•	hold an advisory vote on the frequency of future advisory votes on executive compensation; and

•	transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

Certain statements and assumptions in this proxy statement contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K, and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, officers and other employees of Ashford may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing. We will also use the proxy solicitation services of Georgeson Inc. For such services we will pay a fee of approximately $30,000, plus out-of-pocket expenses.

Voting Securities

Our outstanding voting equity securities include shares of our common stock and shares of our Series B-1 Cumulative Convertible Redeemable Preferred Stock (“Series B-1 Preferred Stock”). Each share of common stock and each share of Series B-1 Preferred Stock entitles the holder to one vote. As of March 8, 2011 there were 59,419,324 shares of common stock and 7,247,865 shares of Series B-1 Preferred Stock outstanding and entitled to vote together as a single class. Only stockholders of record at the close of business on March 8, 2011 are entitled to vote at the annual meeting of stockholders or any adjournment of the annual meeting.

Voting

If you hold your common stock or Series B-1 Preferred Stock in your own name as a holder of record, you may instruct the proxies to vote your common stock or Series B-1 Preferred Stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your common stock or Series B-1 Preferred Stock in person at the annual meeting of stockholders.

If your common stock or Series B-1 Preferred Stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock or Series B-1 Preferred Stock voted at the annual meeting of stockholders.

Counting of Votes

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting of stockholders. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

The affirmative vote of a plurality of the shares of our outstanding voting equity securities cast at the annual meeting will be required to elect each nominee to our board of directors (Proposal 1). The affirmative vote of a majority of our outstanding voting equity securities cast at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2011 (Proposal 2). The affirmative vote of a majority of all the votes cast on the proposal to adopt a new stock incentive plan is required to approve that proposal, and the total votes cast on that proposal must represent at least a majority of the company’s outstanding common stock and Series B-1 Preferred Stock (Proposal 3). The favorable vote of a majority of our outstanding voting equity securities cast at the annual meeting will be required for approval, on an advisory basis, of both of the executive compensation proposals (Proposals 4 and 5). However, in the event that no option receives a majority with respect to the non-binding recommendation as to the frequency with which stockholders will vote, in an advisory capacity, on executive compensation (Proposal 5), we will consider the option that receives the highest number of votes cast to be the frequency recommendation selected by stockholders. For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of our outstanding voting equity securities present and voting at the annual meeting is required to approve the matter.

Brokers holding shares beneficially owned by their clients cannot cast votes with respect to the election of directors, the approval of a new stock incentive plan or either advisory compensation proposal unless the brokers have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in the election of directors and in the two compensation proposals.

Broker non-votes occur when a broker, bank or other nominee holding shares on your behalf votes the shares on some matters but not others. Abstentions, broker non-votes and withheld votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on any matter.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with management recommendations.

Right To Revoke Proxy

If you hold shares of common stock or Series B-1 Preferred Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	notify our Secretary in writing before your shares of common stock or Series B-1 Preferred Stock have been voted at the annual meeting of stockholders;

•	sign, date and mail a new proxy card to Computershare Trust Company, N.A.; or

•	attend the annual meeting of stockholders and vote your shares of common stock or Series B-1 Preferred Stock in person.

You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information.

If shares of common stock or Series B-1 Preferred Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

The Securities and Exchange Commission (the “SEC”) rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

If you hold shares of common stock or Series B-1 Preferred Stock in your own name as a holder of record, householding will not apply to your shares.

If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahtreit.com.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Our board of directors is currently comprised of seven members. Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for the seven nominees for director, as well as the month and year each nominee was first elected as one of our directors. Also set forth below is the beneficial ownership of our shares of common stock as of March 8, 2011 (the record date) for each nominee. This beneficial ownership figure does not necessarily demonstrate the nominee’s individual ownership. No nominee owns any shares of Series B-1 Preferred Stock. For a discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.

The board of directors recommends a vote FOR all nominees.

Nominees for Director

ARCHIE BENNETT JR.
Chairman of the Board,
Ashford Hospitality Trust, Inc.

Chairman: Stock/Debt Repurchase Committee

Director since May 2003
Shares of common stock
beneficially owned by Mr. Bennett: 5,149,942* Age 73
Mr. Archie Bennett, Jr. was elected to the board of directors in May 2003 and has served as the Chairman of the board of directors since that time. He served as the chairman of the board of directors of Remington Hotel Corporation since its formation in 1992 and is currently chairman of Remington Holdings, LP, successor to Remington Hotel Corporation. Mr. Bennett started in the hotel industry in 1968. Since that time, he has been involved with hundreds of hotel properties. Mr. Bennett was a founding member of the Industry Real Estate Finance Advisory Council (“IREFAC”) of the American Hotel & Motel Association and served as its chairman for two separate terms.

Director Qualifications: Since the inception of the company, Mr. Bennett has been a vital member of our board and has provided valuable leadership on the board. Mr. Bennett is a hospitality industry leader with more than 40 years of hospitality-related experience. He has extensive knowledge and experience in virtually every aspect of the hotel industry, including development, ownership, operation, asset management and project management. Additionally, he possesses an in-depth familiarity with the day-to-day operations of the company that make him uniquely situated and qualified to serve as the chairman of the board.

*	Includes 1,591,414 shares of common stock of the company, 3,268,528 common partnership units in our operating partnership, and 290,000 long-term incentive partnership units, or LTIP units, in our operating partnership. The common units are redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock. If and when the LTIP units achieve economic parity with the common units and subject to certain time vesting requirements, the LTIP units will be convertible, at the option of the holder, into common units. This number does not include 97,888 LTIP units because such units were issued subsequent to the record date. Assuming that all LTIP units held by Mr. Archie Bennett ultimately achieve economic parity with the common units and are converted into common units, Mr. Bennett would own 5,247,830 shares of common stock or securities convertible, at our option, on a one-for-one basis into shares of common stock as of the date of this proxy.

MONTY J. BENNETT

Chief Executive Officer,
Ashford Hospitality Trust, Inc.

 Member: Stock/Debt Repurchase Committee

Director since May 2003
Shares of common stock
beneficially owned by Mr. Bennett: 5,310,182*
Age 45
Mr. Monty Bennett was elected to the board of directors in May 2003 and has served as the Chief Executive Officer since that time. Prior to January 2009, Mr. Bennett also served as our president. Mr. Bennett also serves as the Chief Executive Officer of Remington Holdings, L.P. Mr. Bennett joined Remington Hotel Corporation (predecessor to Remington Holdings, LP) in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director. Mr. Monty Bennett is the son of Mr. Archie Bennett, Jr.

Director Qualifications: Mr. Monty Bennett holds a Masters degree in Business Administration from the Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He has over 20 years experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a frequent speaker at industry conferences and is involved in hotel industry organizations. Mr. Bennett’s extensive industry experience as well as the significant leadership qualities he has displayed in his role as the chief executive officer of the company since its inception are vital skills that enhance the overall composition of the board.

BENJAMIN J. ANSELL, M.D.

Founder, Director, Chairman of the Board, UCLA Executive Health Program

Member: Compensation Committee and
Nominating/Corporate Governance Committee

Director since May 2009
Shares of common stock
beneficially owned by Dr. Ansell: 118,190
Age 43
Dr. Ansell was elected to the board of directors in May 2009. Dr. Ansell is the founder of and currently Director and Chairman of the Board of the UCLA Executive Health Program, where he has been responsible for marketing and selling executive health program services to more than twenty Fortune 500 companies and 1,100 individual customers within the first five years of operations. Dr. Ansell also founded and serves as the Director of UCLA Medical Hospitality, which coordinates health services, concierge and some hospitality functions within the UCLA Health System. Dr. Ansell is also the senior practice physician specializing in cardiovascular disease prevention and early detection strategies. Over the past 13 years, Dr. Ansell has acted as senior advisor to the pharmaceutical industry and financial community with respect to U.S. marketing, sales and branding strategies for cholesterol medication.

Director Qualifications: Dr. Ansell has significant entrepreneurial and management experience including brand development and positioning, sales and marketing, finance and establishing strategic relationships with both corporate and individual clients and customers. Additionally, Dr. Ansell successfully completed the director certification program at the UCLA Anderson Graduate School of Management in 2009.

*	Includes 1,520,554 shares of common stock of the company, 3,268,528 common partnership units in our operating partnership, and 521,100 long-term incentive partnership units, or LTIP units, in our operating partnership. The common units are redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock. If and when the LTIP units achieve economic parity with the common units and subject to certain time vesting requirements, the LTIP units will be convertible, at the option of the holder, into common units. This number does not include 268,708 LTIP units because such units were issued subsequent to the record date. This number also excludes the company’s obligation to issue common stock to Mr. Bennett pursuant to the company’s deferred compensation plan. As of December 31, 2010, the company had reserved an aggregate of 852,732 shares of common stock for issuance to Mr. Bennett, which will be issuable periodically over a five year period beginning in 2012. As of the record date, the company has not reserved any additional shares for issuance to Mr. Monty Bennett under the deferred compensation plan; however, we pay dividend equivalents to participants in our deferred compensation plan who elect the company common stock as an investment option. The dividend equivalents are equal to dividends, if any, paid with respect to our common stock and are accrued to the plan participant in the form of additional shares of common stock payable at the time distributions are made from the plan. Mr. Bennett’s deferred compensation continues to be invested in company common stock; however, NYSE rules limit the number of shares issuable to Mr. Bennett as a result of his deferral elections. Assuming the company ultimately issues the maximum allowable number of shares to Mr. Bennett under the deferred compensation plan and further assuming that all LTIP units held by Mr. Monty Bennett ultimately achieve economic parity with the common units and are converted into common units, Mr. Bennett would own 6,431,622 shares of common stock or securities convertible, at our option, on a one-for-one basis into shares of common stock.

THOMAS E. CALLAHAN

Co-President and Chief Executive Officer,
PKF Consulting, Inc.

Member: Audit Committee, Compensation Committee and Stock/Debt
Repurchase Committee

Director since December 2008
Shares of common stock
beneficially owned by Mr. Callahan: 16,600
Age 55
Mr. Callahan was elected to the board of directors in December 2008. Mr. Callahan is currently Co-President and Chief Executive Officer of PKF Consulting, Inc., a national real estate advisory firm specializing in the hospitality industry, with responsibility for the overall operations and management of the company. Prior to forming PKF Consulting, Inc., in 1992, Mr. Callahan was Deputy Managing Partner of Pannell Kerr Forster, an international public accounting firm specializing in the hospitality industry.

Director Qualifications: Mr. Callahan has a wealth of knowledge and experience in the hospitality industry, involving economic, financial, operational, management and valuation experiences. In addition, Mr. Callahan has extensive experience in evaluating organizational structures, financial controls and management information systems. Mr. Callahan also has significant relationships and contacts in the hospitality industry that are beneficial in his service on the board.

MARTIN L. EDELMAN

Of Counsel,
Paul, Hastings, Janofsky & Walker LLP

Lead Director Chairman: Nominating/Corporate
Governance
Committee

Director since August 2003
Shares of common stock beneficially
owned by Mr. Edelman: 125,011*
Age 69
Mr. Edelman was elected to the board of directors in August 2003 and has served on our board since that time. Since 2000, Mr. Edelman has served as Of Counsel to Paul, Hastings, Janofsky & Walker LLP. From 1972 to 2000, he served as a partner at Battle Fowler LLP. Mr. Edelman has been a real estate advisor to Grove Investors and is a partner at Fisher Brothers, a real estate partnership. He is a director of Capital Trust, Inc and Avis/Budget Group, Inc.

Director Qualifications: Mr. Edelman brings an extensive legal and financial background to the board of directors. He has over 40 years of experience in the legal profession and has considerable experience in complex negotiations involving acquisitions, dispositions and financing. During his time at Battle Fowler LLP, Mr. Edelman was involved in the legal development of participating mortgages, institutional joint ventures in real estate and joint ventures between U.S. financial sources and European real estate companies and other financial structures.

*	Includes 32,300 shares of common stock of the company and 92,711 common partnership units in our operating partnership. The common units are redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock.

W. MICHAEL MURPHY

Head of Lodging and
Leisure Capital Markets
First Fidelity Mortgage Corporation

Chairman: Compensation Committee
Member: Audit Committee, Nominating/Corporate
Governance Committee and
Stock/Debt Repurchase Committee

Director since August 2003
Shares of common stock beneficially owned by Mr. Murphy: 49,300
Age 65
Mr. Murphy was elected to the board of directors in August 2003 and has served on our board since that time. Mr. Murphy also serves as Head of Lodging and Leisure Capital Markets of the First Fidelity Mortgage Corporation. From 1998 to 2002 Mr. Murphy served as the Senior Vice President and Chief Development Officer of ResortQuest International, Inc., a public, NYSE-listed company. Prior to joining ResortQuest, from 1995 to 1997, he was President of Footprints International, a company involved in the planning and development of environmentally friendly hotel properties. From 1994 to 1996, Mr. Murphy was a Senior Managing Director of Geller & Co., a Chicago-based hotel advisory and asset management firm. Prior to that Mr. Murphy was a partner in the investment firm of Metric Partners where he was responsible for all hospitality related real estate matters including acquisitions, sales and the company’s investment banking platform. Mr. Murphy served in various development roles at Holiday Inns, Inc. from 1973 to 1980. Mr. Murphy has been Co-Chairman of the Industry Real Estate Finance Advisory Council (IREFAC) three times and currently serves on the board of the Atlanta Hospitality Association.

Director Qualifications: Mr. Murphy has over 35 years of hospitality experience. During his career at Holiday Inns, Inc. and Metric Partners, Mr. Murphy negotiated the acquisition of over fifty hotels, joint ventures and hotel management contracts. At Geller & Co. he served as asset manager for institutional owners of hotels, and at ResortQuest he led the acquisition of the company’s portfolio of rental management operations. He has extensive contacts in the hospitality industry and in the commercial real estate lending community that are beneficial in his services on the board.

PHILIP S. PAYNE

Chief Executive Officer,
Ginkgo Residential, LLC

Chairman: Audit Committee
Member: Compensation Committee

Director since August, 2003
Shares of common stock
beneficially owned by Mr. Payne: 32,300 Age 59
Mr. Payne was elected to the board of directors in August 2003 and has served on our board since that time. Mr. Payne is currently the Chief Executive Officer of Ginkgo Residential LLC. Ginkgo Residential was formed in July 2010 to assume all of the property management activities of Babcock & Brown Residential of which Mr. Payne was the CEO. Prior to joining Babcock & Brown Residential, Mr. Payne was the Chairman of BNP Residential Properties Trust, a publicly traded real estate investment trust that was acquired by Babcock & Brown Ltd, a publicly traded Australian investment bank, in 2007. Mr. Payne joined BNP Residential in 1990 as Vice President Capital Market Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995, a director in December 1997, and was elected Chairman in 2004. Mr. Payne maintains a license to practice law in Virginia. Since 2007, Mr. Payne has been a member of the board of directors and chairman of the audit committee for Meruelo Maddux Properties, Inc., a formerly publicly-traded company that focuses on residential, industrial and commercial development in southern California. Mr. Payne is a member of the Urban Land Institute, ULI’s Responsible Property Investing Council and ULI’s Climate, Land Use and Energy Committee. Mr. Payne is a member of National Multi Housing Council and serves as an advisor to the Responsible Property Investing Center, which is a joint project of Harvard University’s Initiative for Responsible Property Investing and the University of Arizona.
Director Qualifications: Mr. Payne has an extensive understanding of finance and the financial reporting process. He has served in the capacity as chief financial officer as well as chief executive officer of various real estate entities and has experience in capital markets, public companies, real estate and the legal fields.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors, chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

During the year ended December 31, 2010, our board of directors held five regular meetings and eight special meetings. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director.

Attendance at Annual Meeting of Stockholders

In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All directors standing for re-election attended the 2010 annual meeting of stockholders.

Board Member Independence

Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual describes the requirements for a director to be deemed independent by the NYSE, including the requirement of an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. The full text of our board of director’s Corporate Governance Guidelines can be found in the Investor Relations section of our website at www.ahtreit.com by clicking “INVESTOR RELATIONS,” then “GOVERNANCE DOCUMENTS,” and then “Corporate Governance Guidelines.” In determining whether any of our director nominees has a material relationship with us that would impair independence, our board of directors reviewed both the NYSE Listed Company Manual requirements on independence as well as our own Guidelines. Our Guidelines provide that if any director receives more than $100,000 per year in compensation from the company, exclusive of director and committee fees, he or she will not be considered independent. Our board of directors has affirmatively determined that, with the exception of Messrs. Archie Bennett, Jr. and Monty J. Bennett who are our chairman of the board of directors and chief executive officer, respectively, all of the directors who served on our board of directors during 2010 as well as all directors nominated for election at the annual meeting are independent of Ashford and its management under the standards set forth in our Corporate Governance Guidelines and the NYSE listing requirements.

In making the independence determinations, our board of directors examined relationships between directors or their affiliates with Ashford and its affiliates including those reported below under the heading “Certain Relationships and Related Party Transactions” on page 46 and three additional transactions that did not rise to the level of a reportable related party transaction but were taken into consideration by our board of directors in making independence determinations. The first such transaction considered by the board involves Fisher Highland Mezz LLC, an entity in which Mr. Edelman holds a 16% passive member interest. Fisher Highland Mezz LLC held a $10,000,000 participation interest in a $96,000,000 mezzanine loan that we held in our joint venture with Prudential Real Estate Investors. The other transactions reviewed by the board involve Dr. Ansell. Dr. Ansell is founder, director and chairman of the board of UCLA Executive Health Program, which received payments totaling $28,790 from us for medical services provided to officers of the company in 2008, 2009 and 2010, which included payments of $8,948, $8,452 and $11,390 in 2008, 2009 and 2010, respectively. Additionally, Dr. Ansell holds a 5.6% limited partnership interest in Seguin Land Investments, LP, a limited partnership in which both Messrs. Archie and Monty Bennett are also limited partners and Mr. Archie Bennett owns 100% equity interest in the general partner. Our board determined that none of these transactions impaired the independence of the directors involved. As a result of our board’s analysis and independence determinations, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies the NYSE independence tests.

Board Committees and Meetings

Historically, the standing committees of our board of directors have been the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the Investor Relations section of our website at www.ahtreit.com by clicking “INVESTOR RELATIONS” and then “GOVERNANCE DOCUMENTS.” In 2009, our board of directors established a temporary stock/debt repurchase committee for the purpose of reviewing, evaluating and approving the acquisition of our outstanding debt, preferred stock and common stock. Because of the limited functions and temporary nature of the stock/debt repurchase committee, it does not have a charter. The committee members who served on the stock/debt repurchase committee in 2010 are identified in the table below, and a description of the principal responsibilities of each active committee follows.

			Nominating/Corporate	Stock/Debt
	Audit	Compensation	Governance	Repurchase

Benjamin J. Ansell, M.D.		X	X
Archie Bennett, Jr.				Chair
Monty J. Bennett				X
Thomas E. Callahan	X	X		X
Martin L. Edelman			Chair
W. Michael Murphy	X	Chair	X	X
Philip S. Payne	Chair	X

During 2010, the audit committee was composed of three independent directors. The audit committee met four times during 2010. This committee’s purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities relating to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of our internal audit function and independent auditors.

Our board of directors has determined that each of Messrs. Payne and Callahan are “audit committee financial experts,” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended and that Mr. Murphy is financially literate.

The compensation committee was composed of three independent directors until May 2010, at which time the board appointed Mr. Callahan to serve on the committee as a fourth independent director. The compensation committee met five times during 2010. This committee’s purpose is to:

•	discharge responsibilities of the board of directors relating to compensation of our executives;

•	review and discuss with management the Compensation Discussion and Analysis and recommend to the board of directors its inclusion in our proxy statement or annual report on Form 10-K;

•	produce an annual report on executive compensation for inclusion in our proxy statement; and

•	oversee and advise the board of directors on the adoption of policies that govern our compensation programs, including stock and benefit plans.

The nominating/corporate governance committee was composed of two independent directors until May 2010, at which time, the board appointed Dr. Ansell to serve on the committee as a third independent director. The committee met three times during 2010. This committee’s purpose is to:

•	identify individuals qualified to become members of our board of directors;

•	recommend that our board of directors select the director nominees for the next annual meeting of stockholders;

•	identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and

•	develop and implement our Corporate Governance Guidelines.

The stock/debt repurchase executive committee, composed of four directors, met 12 times during 2010. This committee’s purpose is to:

•	review, evaluate and approve, for and on behalf of the board of directors, the acquisition of our outstanding debt, preferred stock, common stock and equity interests in our operating partnership, during periods in which we are pursuing a repurchase strategy subject to a maximum expenditure authorization approved by the board; and

•	make recommendations to the board of directors for additional expenditure authorizations for any such acquisitions upon the completion of approved authorizations.

Additionally, in 2009, the board appointed a temporary special committee for the limited purpose of assessing a potential related party transaction. The committee was composed of three independent directors and met eight times in early 2010, at which point the special committee recommended that the potential related party transaction not be pursued. Messrs Murphy, Ansell and Payne served on this special committee, with Mr. Murphy serving as the chairman.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, Messrs Murphy, Payne and Ansell served on our compensation committee. No member of the compensation committee was at any time during fiscal 2010 or at any other time an officer or employee of the company. No executive officer of the company has served on the board of directors or compensation committee of any other entity that has had one or more executive officers who served as a member of our board of directors or the compensation committee during fiscal 2010.

No member of the compensation committee had any relationship with the company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Party Transactions” of this proxy statement.

Board Member Compensation

The table below reflects the compensation we paid to each of our non-employee directors, other than the chairman of the board, for serving on our board of directors for the fiscal year ending December 31, 2010. The compensation paid to our chairman is reflected in the tables following the Compensation Discussion & Analysis below. Our chief executive officer does not receive additional compensation for his service as a director.

Director Compensation

	Fees Earned or	Stock
Name	Paid in Cash	Awards(1)	Total

Martin L. Edelman	$78,044	$44,880	$122,924
Benjamin J. Ansell, M.D.	129,363	44,880	174,243
W. Michael Murphy	188,953	44,880	233,833
Philip S. Payne	161,363	44,880	206,243
Thomas E. Callahan	76,453	44,880	121,333

(1)	Each independent director was granted 5,500 stock awards in 2010.

In May 2010, the board of directors reviewed and approved changes to its director compensation policy to be effective for board service commencing with the 2010 annual stockholder meeting. Under the new policy, the compensation of our non-employee directors, other than our chairman, consists of the following elements:

•	an annual board retainer of $55,000 for all non-employee directors;

•	an additional annual board retainer of $25,000 for the chairman of our audit committee;

•	an additional annual board retainer of $5,000 for each member of our audit committee other than the chairman;

•	an additional annual board retainer of $15,000 for the chairman of our compensation committee;

•	an additional annual board retainer of $10,000 for the chairman of our nominating/corporate governance committee;

•	an annual grant of 5,500 immediately vested shares of our common stock to each independent director;

•	a meeting fee of $2,000 for each in-person board meeting attended by an independent director;

•	a meeting fee of $2,000 for each in-person committee meeting attended by an independent director who did not serve as the chairman of such committee;

•	a meeting fee of $3,000 for each in-person committee meeting attended by an independent director who serves as the chairman of such committee; and

•	a meeting fee of $500 for each board or committee meeting attended by a director via teleconference.

Under the new policy, the compensation of our non-executive chairman consists of the following elements:

•	an annual retainer of $400,000, plus a discretionary bonus of no more than 100% of the annual retainer;

•	a discretionary equity grant, which in 2010 consisted of 145,000 special limited partnership units in our operating partnership;

•	a meeting fee of $3,000 for each board meeting that he attended in person and a meeting fee of $2,000 for each committee meeting that he attended in person; and

•	a meeting fee of $500 for each board or committee meeting that he attended via teleconference.

The board implemented the concept of a discretionary bonus of no more than 100% of the annual retainer for the chairman of the board in May 2010. The decision that was made by the full board after a wide ranging discussion on the duties and responsibilities of the directors and the fact that the chairman historically had not been eligible for cash bonuses. The full board believed that the chairman should be eligible for a cash bonus in recognition of his role during the downturn and the positive impact his leadership had on the company’s performance and financial health during the recent turbulent economic period.

In addition, we have historically reimbursed and will continue to reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

Our board has approved an equity compensation policy for our directors pursuant to which, following each annual meeting of stockholders at which an independent director is reelected to our board of directors, each such independent director will receive 5,500 shares of our common stock. These stock grants will be fully vested immediately. In accordance with this policy, we granted 5,500 shares of fully vested common stock to each of our independent directors in May 2010.

In lieu of the equity compensation granted to our other non-officer directors, in March 2010, we granted our chairman 145,000 additional equity securities, which he elected to receive in the form of special limited partnership units in our operating partnership, sometimes referred to as “LTIP units.” The LTIP units granted in 2010 will vest in equal annual installments over three years. Additionally, in April 2011, we granted our chairman 97,888 equity securities, which he elected to receive in the form of LTIP units. The LTIP units granted in 2011 will vest in equal annual installments over four years. This award was based, in part, on recognition of his leadership role on the board during 2010. See “Proposal Number Three — Approval of New 2011 Stock Incentive Plan” for a discussion of additional equity securities that may be awarded during 2011.

In recognition of the more dynamic environment for director compensation, the board reviews compensation levels for directors at our core peer companies and selected supplemental peer companies and other data on trends in director compensation periodically and considers and implements changes to the program only as needed.

CORPORATE GOVERNANCE PRINCIPLES

Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the “NYSE”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Director Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking “INVESTOR RELATIONS” and then “GOVERNANCE DOCUMENTS.”

Each director should perform, to the best of his ability, the duties of a director, including the duties as a member of a committee of our board of directors in good faith; in our best interests and the best interests of our stockholders; and with the care that an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when, but only when, the circumstances would alert a reasonable director to the need thereof. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of stockholders.

Our nominating/corporate governance committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating/corporate governance committee’s selection criteria for director nominees. Before recommending an incumbent, replacement or additional director, our nominating/corporate governance committee reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of stockholders and other relevant factors. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The committee reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and it annually recommends to the board of directors nominees for each committee of the board. In addition, our nominating/corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board. Our nominating/corporate governance committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. Stockholders wishing to recommend director candidates for consideration by the committee can do so by following the procedures set forth below in the “Stockholder Procedures for Recommending Candidates for Director” section of this proxy statement. The nominating/corporate governance committee evaluates a candidate using the criteria set forth above without regard to who nominated the candidate and will consider candidates recommended by stockholders provided that stockholders follow the procedure for submitting recommendations.

Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities. The nominating/corporate governance committee and our board of directors will take into account the nature of, and time involved in, a director’s service on other boards when evaluating the suitability of individual directors and when making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of stockholders.

Upon attaining the age of 75 and annually thereafter, as well as when a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating/corporate governance committee. Our nominating/corporate governance committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposal or request that the director continue to serve.

If the chief executive officer resigns from his position with Ashford, he will tender to our board of directors a letter of proposed resignation from the board. Our nominating/corporate governance committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board of directors should accept such proposed resignation or request that the director continue to serve.

When a director’s principal occupation or business association changes substantially from the position he held when originally invited to join our board of directors, the director will tender a letter of proposed resignation from the board to the chairperson of our nominating/corporate governance committee. Our nominating/corporate governance committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, the board should accept such proposed resignation or request that the director continue to serve.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Recommending Candidates for Director

Stockholders who wish to recommend individuals for consideration by the nominating/corporate governance committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our secretary at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. For the committee to consider a candidate, submissions must include sufficient biographical information concerning the recommended individual, including name, age, employment history, a description of each employer’s business that includes employer names and phone numbers, affirmation of whether such individual can read and understand basic financial statements and a list of board memberships the candidates hold, if any. The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with our bylaws to our nominating/corporate governance committee. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the board of directors and to serve if elected by the stockholders. Once a reasonably complete recommendation is received by our nominating/corporate governance committee, a questionnaire will be delivered to the recommended candidate which will request additional information regarding the recommended candidate’s independence, qualifications and other information that would assist our nominating/corporate governance committee in evaluating the recommended candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The recommended candidate must return the questionnaire within the timeframe provided to be considered for nomination by our nominating/corporate governance committee. Only recommendations received between December 21, 2011 and January 20, 2012 will be considered for candidacy at the 2012 annual meeting of stockholders.

Stockholder and Interested Party Communication with our Board of Directors

Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders’ and other interested parties’ letters are screened by company personnel based on criteria established and maintained by our nominating/corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

Meetings of Non-Management Directors

Our board of directors will have at least two regularly scheduled meetings per year for the non-management directors without management present. In 2010, the non-management directors met twice, and the special committee, composed of three independent directors met eight times. At the non-management directors’ meetings, the non-management directors review strategic issues for our board of directors’ consideration, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. Mr. Edelman has been appointed lead director by the board of directors and presides at all meetings of the non-management directors. The lead director is responsible for advising the chief executive officer of decisions reached and suggestions made at these meetings. The lead director may have other duties as determined by the directors. These meetings may also constitute meetings of our nominating/corporate governance committee, with any non-management directors who are not members of such committee attending by invitation. Stockholders may communicate with the lead director or non-management directors as a group by utilizing the communication process identified in the “Stockholder and Interested Party Communication with our Board of Directors” section of this proxy statement. If non-management directors include a director that is not an independent director, then at least one of the scheduled meetings will include only independent directors.

Director Orientation and Continuing Education

Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to provide education opportunities in order to improve both our board of directors and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Board Leadership Structure and Role in Risk Oversight

Our board of directors determines whether to have a joint chief executive officer and chairman position or to separate these offices, taking into consideration succession planning, skills and experience of the individuals filling these positions and other relevant factors. Currently, Mr. Archie Bennett, Jr., serves as the chairman of the board of directors because the members of our board believe that Mr. Bennett’s more than 40 years of hospitality industry-related experience and his in-depth familiarity with the day-to-day operations of the company make him uniquely situated and best qualified to serve in such capacity. Mr. Monty Bennett, Archie Bennett’s son, currently serves in the role of chief executive officer and has served in that capacity since our initial public offering. Mr. Monty Bennett’s expertise in the hospitality industry has developed over the last 20 years, and our board of directors believes that he is the best qualified person to serve as our chief executive officer and, subject to the direction of the board of directors, to have general supervision and control of the day-to-day business of the company.

Recognizing the familial relationship between our chief executive officer and the chairman of our board of directors and the potential conflicts of interest that could arise as a result of such relationship, the company has taken additional steps to strengthen the board leadership structure and minimize the potential for any conflicts of interests. In addition to maintaining a majority of independent directors on the board of directors, the board complies with each of the following existing policies to mitigate potential conflicts of interest:

•	Our board of directors holds at least two regularly scheduled meetings per year for the independent directors without the chairman or management present. At these meetings, the independent directors review strategic issues for consideration by the full board of directors, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The board has appointed Mr. Edelman as lead director, and he presides at such meetings.

•	Our charter contains a requirement that any transaction or agreement involving us, our wholly-owned subsidiaries or our operating partnership and a director or officer or an affiliate of any director or officer will require the approval of a majority of the disinterested directors.

•	Our board adopted a policy at the time of our initial public offering that requires all management decisions related to the management agreement with Remington Holdings, LP, successor to Remington Hotel Corporation, be approved by a majority of the independent directors.

Our charter provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board that provides balance to the chief executive officer and chairman positions and ensure independent director input and control over matters involving potential conflicts of interest.

Our board believes that both Mr. Archie Bennett’s leadership on the board of directors and Mr. Monty Bennett’s day-to-day leadership in the company’s operations are valuable and the loss of the leadership of either of these individuals would have a negative impact on the company’s operations and ultimately on the stockholders. Accordingly, the board believes that the most effective leadership structure for the company at this time is for Mr. Monty Bennett to serve as our chief executive officer and for Mr. Archie Bennett, Jr. to serve as the chairman of our board of directors.

Ultimately, the full board of directors has responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions on a daily basis and reports its analysis to the full board on a quarterly basis. In addition, the compensation committee annually reviews, with the assistance of management, the overall structure of the company’s compensation program and policies to ensure they are consistent with effective management of enterprise key risks and that they do not encourage executives to take unnecessary or excessive risks that could threaten the value of the enterprise. With respect to the compensation programs and policies that apply to our named executive officers, this review includes:

•	analysis of how different elements of compensation may increase or mitigate risk-taking;

•	analysis of performance metrics that serve as the basis for short-term and long-term incentive programs and the relation of such incentives to the company’s business objectives or the objectives related to a particular investment;

•	analysis of whether the performance measurement periods for short-term and long-term incentive compensation are appropriate;

•	analysis of the overall structure of compensation programs as related to business risks; and

•	an annual review of the named executive officers’ share ownership levels and retention practices. The compensation committee believes that management’s significant stock ownership levels help minimize the likelihood of unnecessary or excessive risk-taking.

Based on this review, we believe the company’s well-balanced mix of salary and short-term and long-term incentives are appropriate and consistent with the company’s risk management practices and overall strategies. Furthermore, the compensation committee has full discretion to evaluate the company’s performance in the context of quantitative and qualitative risk management objectives and determine or reduce incentive awards accordingly.

EXECUTIVE OFFICERS

The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title

Monty J. Bennett	45	Chief Executive Officer
Douglas A. Kessler	50	President
David A. Brooks	51	Chief Operating Officer, General Counsel and Secretary
David J. Kimichik	50	Chief Financial Officer and Treasurer
Jeremy Welter	34	Executive Vice President, Asset Management
Mark L. Nunneley	53	Chief Accounting Officer

For a description of the business experience of Mr. Monty Bennett, see the “Election of Directors” section of this proxy statement.

Mr. Kessler has served as our President since January 2009. Prior to being appointed President, Mr. Kessler served as our Chief Operating Officer and Head of Acquisitions, beginning in May 2003. From July 2002 until August 2003, Mr. Kessler served as the managing director/chief investment officer of Remington Hotel Corporation. Prior to joining Remington Hotel Corporation in 2002, from 1993 to 2002, Mr. Kessler was employed at Goldman Sachs’ Whitehall Real Estate Funds, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital.

Mr. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since January 2009. Prior to assuming that role, he served as our Chief Legal Officer, Head of Transactions and Secretary. He served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation from January 1992 until August 2003. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

Mr. Kimichik has served as our Chief Financial Officer from May 2003. Additionally, from May 2003 through December 2007, he served as Head of Asset Management. Mr. Kimichik has been associated with the Remington Hotel Corporation principals for the past 25 years and was President of Ashford Financial Corporation, an affiliate of ours, from 1992 until August 2003. Mr. Kimichik previously served as Executive Vice President of Mariner Hotel Corporation, an affiliate of Remington Hotel Corporation, in which capacity he administered all corporate activities, including business development, financial management and operations.

Mr. Welter became our Executive Vice President in March 2011, replacing Mr. Alan Tallis who retired effective February 1, 2011. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as chief financial officer. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions as well as capital raises for public and private companies. Before working at Stephens, Mr. Welter was part of Bank of America’s Global Corporate Investment Banking group.

Mr. Nunneley has served as our Chief Accounting Officer since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of AICPAs.

COMPENSATION DISCUSSION & ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers (including our chairman, chief executive officer, chief financial officer, and the three other most highly compensated executive officers appearing in the Summary Compensation Table) in 2010 should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement. Although the chairman of our board is a non-executive chairman, we have elected to include discussion of the material terms of his compensation where appropriate in this section and the tables that follow. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized below.

Overview — Business Strategy

We are a self-administered real estate investment trust listed on the NYSE (symbol: AHT) that invests in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, “B” note mortgages, mezzanine loans and, if the appropriate opportunity arises, sale-leaseback transactions. The company implements two strategies to manage its growth and deliver stockholder value: a “portfolio management investment strategy” and an “internal growth strategy.”

Our portfolio management investment strategy seeks to maximize stockholder returns while minimizing performance risk. Investments must meet targeted return requirements utilizing market research underwriting assumptions. Each investment is then evaluated on its relative expected contribution to our hotel portfolio in terms of total return, volatility, product type or brand, asset quality, asset location and diversification. In response to the recent global economic crisis, particularly within the hotel industry, our capital allocation priorities in recent years shifted to preserving capital, enhancing liquidity and consummating opportunistic capital stock repurchases. However, beginning in 2010, the lodging industry has been experiencing improvement in fundamentals, and we have, once again, begun to take advantage of newly created lodging-related investment opportunities as they develop.

Overview — Company Performance and 2010 Pay Decisions

Looking back, 2010 was a year that thoroughly demonstrated the long-term value of the company’s compensation philosophy and the ability of its management team to employ many different strategies to take advantage of all parts of the lodging and economic cycles. The following are highlights of the company’s outstanding performance in 2010:

•	We achieved record AFFO per share of $1.50 in 2010, which represented the highest AFFO per share growth of all hotel REITs in 2010;

•	We had the highest EBITDA flows of all hotel REITs in 2010, which represented the third best change in EBITDA margins of all hotel REITs in 2010;

•	We orchestrated and set the groundwork for closing the highly complex and transformational transaction to purchase the 28-hotel Highland Hospitality portfolio at an attractive $158,000 per key, which is significantly less than the $288,000 average price per key our peers paid for similar assets during the period 2009 to the present; and

•	Our stock performance of 108% growth was approximately 140% of the peer average.

Our 2010 results also reflect the culmination of multi-year strategies that have successfully brought the company through a severe and sustained industry downturn. As the lodging industry regains momentum, the company is well-positioned for growth due to the ability and flexibility of our management team to anticipate and capitalize on market shifts. Over the past several years, highlights of the company’s superior performance include:

•	We created nearly $500 million of stockholder value creation via our share buyback, interest rate swap and flooridor strategies;

•	We materially outperformed our hotel REIT peers in AFFO per share growth since 2006 (+44% vs. -67%);

•	We had the highest average EBITDA flows and change in EBITDA margins of all hotel REITs over the past four years;

•	We recovered nearly all capital invested in mezzanine loans despite the severe economic recession;

•	Our emphasis on managing cash available for distribution has allowed the reinstatement of our dividend in early 2011, resulting in one of the highest hospitality REIT dividend yields at approximately 4%; and

•	We outperformed our hotel REIT peer average in total stockholder returns on a trailing 1-, 2-, 3-, 4-, 5-, 6- and 7-year basis.

Given these factors, the following compensation decisions were made with respect to 2010 (each of which is discussed in detail under the heading “Elements of Compensation” below):

•	In light of the period of stabilization following the world economic crises, none of our named executive officers received a salary increase in 2009 or 2010, except for a slight increase for Mr. Brooks when he assumed the duties of chief operating officer;

•	Based on the company’s outstanding performance, the annual cash bonuses paid for 2010 were earned at the maximum, or about 20% higher than those paid with respect to 2009 (on average); and

•	Equity award levels (both number and value) granted in 2011 (with respect to 2010 performance) were increased from those granted in 2010 (with respect to 2009 performance) in alignment with the improvement in stockholder value since the end of 2009 and other performance results discussed below. The committee believes that the combination of outstanding performance in 2010, the cumulative effect of management’s multi-year business strategies, and the transformational Highland Hospitality transaction provide strong support for increasing the equity award levels to reflect the combination of an annual award component and a multi-year special recognition award.

These decisions underscore the committee’s philosophy of only awarding above-market compensation if and when superior results are realized. We believe it is prudent to continually modify our investment philosophy during the course of performance cycles rather than adhere to an inflexible strategy. As a result of this approach, our compensation programs must be reflective of company performance and actions that we deem to be critical to our long-term growth and profitability, and our compensation programs must also be flexible so that they remain aligned with the targets and goals critical to the company and its stockholders in any given year.

Overview — Corporate Governance

The committee also believes that solid corporate governance should be reinforced through our compensation programs. The following policies support that position:

•	We seek to balance our program, with the majority of our executive compensation opportunity focused on long-term results and equity-based awards;

•	We generally offer our executive officers the same benefits as other employees, and have a very limited perquisite program;

•	We do not maintain SERPs or other forms of extraordinary retirement programs for our executives;

•	We maintain a recoupment policy in accordance with Section 304 of Sarbanes-Oxley, which we will revisit when further regulations are available under the Dodd-Frank Act;

•	We maintain a policy that prohibits our directors, named executive officers, and other key executive officers from speculating in the company securities that they hold, and specifically prohibiting company personnel, including the named executive officers, from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the company).

•	When using an outside advisor, the compensation committee has engaged only an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•	We have implemented a strong risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

Compensation Objectives & Philosophy

We believe that the compensation paid to our executive officers should be reflective of the overall performance of our company on both a short-term and a long-term basis. The cumulative compensation packages we offer should reward past successes as well as motivate and retain the executives needed to maximize the creation of long-term stockholder value in a competitive environment. Most of our management team has been working together for almost twenty years, and the company believes that the synergies among the management team, along with their cumulative knowledge and breadth of experience, were key factors in the company’s growth since its inception. While the recent economic downturn negatively affected us along with our entire industry, we believe that retention of our key executives, who have the knowledge and experience to effectively manage the business through a turbulent and challenging economic environment, was particularly important for the company’s continued long-term success. The company believes that as the current business environment continues to improve, the company’s public reporting peers (discussed below), as well as private equity investors, investment banks and real estate development companies will begin aggressively seeking seasoned hospitality investment professionals with the expertise held by our named executive officers. The company’s compensation programs are designed in part to deflect the opportunities that are, or may soon become, available in these competitive spheres. The compensation committee believes that the uniqueness of our business, our strategic direction and the required caliber of employees needed to execute our business strategy at different points in the cycle require that each element of compensation be determined giving due consideration to each of the following factors:

•	overall company performance;

•	responsibilities within our company;

•	contributions toward executing our business strategy;

•	completion of individual business objectives (which objectives may vary greatly from person to person);

•	a balanced approach to risk and reward; and

•	competitive market benchmark information, as available.

Our compensation committee believes that each of the above factors is important when determining our executives’ individual compensation levels, but no specific weighting or formula regarding such factors is used in determining compensation. The compensation committee also considers the company’s philosophy of prudently managing investment and enterprise risk in determining the appropriate balance of performance measures and the mix of compensation elements.

Role of the Compensation Committee

Compensation for our executive officers is administered under the direction of our compensation committee. In its role as the administrator of our compensation programs, our compensation committee recommends the compensation of our named executive officers to the board, with the independent members of the board ultimately approving all executive compensation decisions. A full description of the compensation committee’s roles and responsibilities can be found in its charter which is posted to our website at www.ahtreit.com.

From March 2007 through April 2010, the compensation committee directly retained the services of Pearl Meyer & Partners, an independent compensation consulting firm, to provide assistance with the preparation of our compensation discussion and analysis. Prior to April 2010, the committee also periodically asked Pearl Meyer & Partners to conduct a market analysis of compensation for the named executive officers of our peers, present updates on trends in executive compensation and remain available to assist the compensation committee on selected compensation matters, including attending one committee meeting per year. Pearl Meyer & Partners has never performed any services other than executive and director compensation consulting for the company, and performed its services only on behalf of and at the direction of the compensation committee. In carrying out its responsibilities, Pearl Meyer & Partners periodically worked with members of management, including the chief executive officer.

Interaction with Management

Our compensation committee regularly meets in executive sessions without management present. Executives generally are not present during compensation committee meetings, except, when requested, our chief executive officer does attend all or part of certain compensation committee meetings. Our chief executive officer, considering each of the factors outlined above, annually reviews the compensation for each named executive officer and makes recommendations to our compensation committee regarding any proposed adjustments. Recommendations, if any, for interim modifications to salaries are also based on the factors outlined above and are made by the chief executive officer to the compensation committee. Final compensation decisions are ultimately made in the sole discretion of the compensation committee and approved by the independent directors of the board.

Review of Market Data for Peer Companies

Compensation levels for our named executive officers are determined based on a number of factors, including a review of the compensation levels in the marketplace for similar positions. For 2010, the compensation committee reviewed compensation data for the following seven companies, which we refer to as “core peer companies” that were selected based on similarity to us in function, size and scope. The compensation committee periodically revisits the list of core peer companies and considers whether additions or deletions to the list may be appropriate.

Core Peer Companies Considered for 2010

DiamondRock Hospitality Company
FelCor Lodging Trust Incorporated
Hersha Hospitality Trust
Host Hotels & Resorts, Inc.
LaSalle Hotel Properties
Strategic Hotels & Resorts, Inc.
Sunstone Hotel Investors, Inc.

While analysis of the compensation at the core peer companies serves as a market check in determining compensation, the compensation committee believes that the compensation levels for our private competitors are above that of publicly traded companies, and that private companies compete heavily, if not more than, the public peers for the type of executive talent we have on our management team. In addition, due to the company’s unique niche in the hotel-REIT sector with respect to hotel operating and capital markets knowledge, the compensation committee believes it would be inappropriate to use the compensation of executives of these public companies as its only basis for comparison or to use such information as a benchmark for our executive compensation. Given these limitations regarding the comparability of public market compensation data, the compensation committee periodically reviews the public market data, but places at least equal importance on the business judgment of the experienced industry professionals among the board members and a review of each executive’s compensation level relative to that of the other executives.

In addition to considering public and private compensation data, the compensation committee must also consider the unique role that each of the named executive officers of the company holds. Specifically, each of our named executive officers performs duties that are traditionally assigned to multiple senior officers in competitive companies. The chief financial officer, by way of example, has the role of performing pre-acquisition due diligence and underwriting of target assets and, until early 2008, also was responsible for asset management of acquired assets. The president is charged with capital markets activities and is also responsible for securing our investments and for identifying opportunities for joint ventures or other business partnerships. The chief operating officer is also the general counsel and has the mandate to negotiate the terms of, and close, all acquisition and disposition transactions and equity and debt financings. In addition, he is charged with the responsibility of managing our mezzanine loan portfolio and performing the normal duties associated with the office of the corporate secretary. The company’s unusual division of responsibilities has created a cohesive and extremely streamlined management system, which enables the company to operate with a smaller staff of senior executives, including the named executive officers, than would be expected of a company of our size and structure.

Therefore, while the compensation committee considers available peer compensation data, it recognizes that important adjustments must be considered in setting compensation for each named executive officer.

Together with its consideration of the unique roles of each named executive officer, the compensation committee also considers the time commitment of the chief executive officer to the company in relation to his executive duties at Remington Holdings, LP and its affiliates. Based on its review, the compensation committee has determined that those business activities are generally beneficial to the company and, in accordance with the chief executive officer’s employment agreement, do not materially interfere with his duties to the company. Therefore, the committee follows a compensation philosophy for the chief executive officer that is comparable with the philosophy for the other named executive officers.

Because of the company’s unique business strategy, the company’s senior executives must demonstrate the financial acumen, decision-making and leadership abilities commonly required in other businesses such as financial services, investment management and private equity. Accordingly, we believe it is appropriate, in view of our objective to retain key senior executives, to consider the incentive plan design features and pay practices for these similar, but distinct businesses.

Targeted Total Compensation Opportunity vs. Actual Total Compensation

Based on our review of the information available related to the compensation levels for executives in the public and private markets and in recognition of the exponential growth in assets achieved by the management team prior to the recent economic downturn, the compensation committee targeted total compensation opportunity in the top quartile for the public hotel REITs listed under the “Review of Market Data for Peer Companies” discussion above. We consider total compensation opportunity as each executive’s base salary plus the high end of such executive’s bonus range plus the value of such executive’s recent incentive stock awards (other than special awards) at grant date. While the 2010 total compensation amount presented in the Summary Compensation Table includes equity awards made in 2010, as required by the SEC’s rules and regulations, the compensation committee considers actual total compensation for 2010 for each executive to be the aggregate of such executive’s 2010 base salary, annual bonus (corresponding to 2010 performance) and the grant date value of 2011 incentive equity awards (corresponding to 2010 performance). Using this approach, the total actual compensation for each of the named executive officers for the three years ended December 31, 2010, as analyzed by the compensation committee is as follows:

Name and				Equity Based		Actual Total
Principal Position	Year	Salary	Bonus	Awards(1)(2)		Compensation

Monty J. Bennett	2010	$700,000	$1,400,000	$3,044,462		$5,144,462
	2009	700,000	1,120,000	1,646,400		3,466,400
	2008	700,000	437,500	395,160		1,532,660
Douglas A. Kessler	2010	$550,000	$825,000	$1,717,945		$3,092,945
	2009	550,000	702,000	1,474,900		2,726,900
	2008	550,000	275,000	299,040		1,124,040
David A. Brooks	2010	$425,000	$531,250	$1,717,945		$2,674,195
	2009	421,154	510,000	1,372,000		2,303,154
	2008	375,000	168,750	192,952		736,702
David J. Kimichik	2010	$375,000	$337,500	$1,869,450		$2,581,950
	2009	375,000	202,500	1,029,000		1,606,500
	2008	388,372	84,375	131,720		604,467
Alan L. Tallis	2010	$375,000	$337,500	$0		$712,500
	2009	375,000	324,000	1,278,350		1,977,350
	2008	429,808	168,750	173,197	(3)	771,755

(1)	Represents the grant date fair value of equity awards that correspond to performance for the year indicated, some or all of which may have been granted after the end of the related fiscal year.

(2)	Value of equity awards shown above for 2010 reflects a portion of the total equity awards to be granted in 2011. The potential for a multi-year special recognition award is not included above since those awards have not yet been granted. See “Proposal Number Three — Approval of New 2011 Stock Incentive Plan” for a discussion of additional equity securities that may be awarded during 2011.

(3)	Value of equity awards shown above for 2008 for Mr. Tallis represents the equity awards granted in 2009 which correspond to 2008 performance. The value of awards made to Mr. Tallis during 2008 in connection with his hiring is not included.

Actual total compensation may, at the discretion of the compensation committee, fall below or rise above the targeted opportunity level based on individual performance. Comparing the “actual total compensation” for each executive shown above with the targeted total compensation opportunity, the actual total compensation for 2010 for each of the continuing named executive officers fell above the targeted total compensation opportunity and at the top of the core peer group, primarily because the compensation committee recognized the management team’s extraordinary short- and long-term performance. In particular, the compensation committee determined that the annual bonuses paid to the named executive officers should fall at maximum of the applicable targeted bonus range (the compensation opportunity). The annual bonus component of total actual compensation is discussed more fully below under the heading “Elements of Compensation — Annual Bonuses.” Similarly, the value of stock awards granted was considerably increased over last year (except for Mr. Tallis who did not receive an equity award due to his retirement in 2011), contributing to an increase in actual total compensation for each of the named executive officers, as discussed more fully below under the heading “Elements of Compensation — Equity Awards.”

Elements of Compensation

In 2010, the primary elements of our executive compensation packages included: (i) base salaries; (ii) annual bonuses; (iii) restricted stock awards, and (iv) other executive programs and benefits. Each element is described in more detail below.

Base Salaries.  The base salaries of our named executive officers are reviewed on an annual basis. Any increases to the base salaries of the executive officers are based on a subjective evaluation of such factors as the level of responsibility, individual performance, level of pay of the executive in question and other similarly situated executives. The compensation committee approved the following annual base salaries for 2010:

•	chief executive officer (Mr. Monty Bennett) — $700,000

•	president (Mr. Kessler) — $550,000

•	chief operating officer and general counsel (Mr. Brooks) — $425,000

•	chief financial officer (Mr. Kimichik) — $375,000

•	executive vice president, asset management (Mr. Tallis) — $375,000

There were no salary adjustments for any of our named executive officers in 2010.

Annual Bonuses.  The compensation committee reviews and recommends annual bonuses for executive officers in March of the year following the fiscal year with respect to which such bonuses are earned. The employment agreements of each of the executive officers include a targeted bonus range for such executive officer. Annual bonus ranges are expressed as a percentage of base salary. The targeted range for each executive is set forth in an employment agreement, but the compensation committee has reserved the right to utilize its discretion to either pay a bonus above or below the targeted range based on a subjective evaluation of the executive’s individual performance and responsibilities. Mr. Bennett’s targeted annual bonus range is 75% to 200% of his base salary. Mr. Kessler’s targeted annual bonus range is 50% to 150% of his base salary. Mr. Brooks’ targeted annual bonus range is 40% to 125% of his base salary. The targeted annual bonus range for each of Mr. Kimichik and Mr. Tallis is 30% to 90% of base salary. The compensation committee generally intends to keep annual cash bonuses within the targeted ranges discussed above. In setting the target annual bonus range for each named executive officer, the compensation committee maintained its philosophy of favoring an emphasis on long-term incentive awards to create an ownership culture and provide an upside opportunity in reward for superior performance. Conversely, if performance falls below acceptable levels, the compensation committee intends that the value of annual bonuses and long-term incentive awards would also decline, with the potential for zero awards in the event of poor performance.

The performance goals and objectives under the company’s annual incentive plan are developed annually by senior management and reviewed and approved by our board of directors. These objectives have historically included annual operating goals, as well as growth objectives designed to improve key performance metrics of EBITDA and AFFO (as defined below) per share, as well as to encourage the expansion, as appropriate, of the company’s investment portfolio of hotels, mezzanine loans and other lodging-related investments in a reasonable and sound business manner, giving effect to the current market conditions and economic outlook. Generally, the compensation committee and the board have weighed the total enterprise value (both in terms of size and quality) of the company as a key objective for management. Other key business objectives established at the beginning of the year for 2010 included:

•	Achieve one-year total stockholder return (“TSR”) in the top half of the company’s core peer group;

•	Achieve budgeted performance levels for reported adjusted funds from operations (“AFFO”) per share of $0.72 and the reported cash available for distributions (“CAD”) per share of $0.37;

•	Achieve RevPAR yield growth that exceeds the U.S. lodging industry average/competitive sets;

•	Achieve 40% NOI flow throughs;

•	Recycle capital via asset sales, joint ventures, refinancings and other means, and continue to monitor access to external capital as cash backup;

•	Deploy capital for common share repurchases;

•	Adjust interest rate hedge positions as needed to maintain or improve value for stockholders;

•	Remain within applicable financial covenants;

•	Negotiate extension for credit facility and extension of debt maturities beyond 2012; and

•	Continue to maintain strong relationships with investors, analysts and credit facility participants.

While there is no specific formula or weighting assigned to any one of these factors for the annual bonus award, the compensation committee carefully analyzes each of these factors in making its recommendations with respect to appropriate levels of annual and long-term compensation. For 2010, the compensation committee determined that management had substantially exceeded all of the goals described above.

In reviewing the goals and in evaluating the level of performance achievement, the compensation committee considered several significant accomplishments, including:

•	Record AFFO per share of $1.50 in 2010, with CAD per share of $1.09 in 2010;

•	Highest AFFO per share growth of all hotel REITs in 2010;

•	Materially outperformed our hotel REIT peers in AFFO per share growth since 2006 (+44% vs. -67%);

•	Highest average EBITDA flows of all hotel REITs in 2010;

•	Third best change in EBITDA margins of all hotel REITs in 2010 and best average change in EBITDA margins of all hotel REITs over the past four years;

•	Recovered nearly all capital invested in mezzanine loans despite the economic recession;

•	Created nearly $500 million of cumulative stockholder value via our share buyback, interest rate swap and flooridor strategies;

•	Delivered one-year TSR of 108%, which was more than double the peer median;

•	Strong management of our cash available for distribution, which allowed the reinstatement of our dividend in early 2011, resulting in one of the highest hotel dividend yields at approximately 4%; and

•	Orchestrated and set the groundwork for closing the highly complex and transformational transaction to purchase the 28-hotel Highland Hospitality portfolio at an attractive $158,000 per key, which is significantly less than the $288,000 average price per key our peers paid for similar assets during the period 2009 to present.

Based on a review of the significant achievements noted above and additional discussion, the compensation committee determined that all objectives were substantially exceeded, especially those related to relative TSR and AFFO growth as shown in the tables below.

*	Source of data used to derive the TSR information for core peers is Bloomberg L.P.

The compensation committee views these as significant accomplishments in support of the company’s long-term stockholder value.

**	Source of data used to derive Ashford’s AFFO per share information is the company’s publicly filed financial statements.

After evaluating each of these objectives and assessing the positive results achieved in an extremely difficult economic environment, the compensation committee awarded bonuses ranging from $337,500 to $1,400,000 to the named executive officers, as shown in the table below. These levels reflect an average increase of approximately 24% from 2009 bonus awards, excluding the bonus awarded to Archie Bennett as 2010 was the first year he was eligible to receive a bonus. Each bonus was the maximum bonus available pursuant to the targeted bonus range for the executive, as shown below.

					Bonus as %
			Bonus as %		of High End
	Stated		of Stated	Targeted	of Targeted
	Base Salary	Bonus(1)	Base Salary	Bonus Range	Bonus Range

Monty J. Bennett	$700,000	$1,400,000	200%	75 - 200%	100%
Douglas A. Kessler	550,000	825,000	150%	50 - 150%	100%
David A. Brooks	425,000	531,250	125%	40 - 125%	100%
David J. Kimichik	375,000	337,500	90%	30 - 90%	100%
Alan L. Tallis	375,000	337,500	90%	30 - 90%	100%
Archie Bennett, Jr.	400,000	400,000	100%	0 - 100%	100%

(1)	Reflects bonus earned for 2010 performance which was paid in April 2011.

In determining individual bonuses, the compensation committee considered company and individual performance achievements during 2010 along with the company’s one-year TSR results of 108% compared to peer median returns of 51%, as well as each executive’s role in the company’s outstanding performance. For 2010, the committee determined that each of the named executive officers should receive the maximum bonus award in recognition that this level of performance results could only be achieved through the collaborative efforts of the management team.

Equity Awards.  In May 2005, our stockholders approved our Amended and Restated 2003 Stock Incentive Plan, and in June 2008, our stockholders approved an amendment to the plan to, among other things, increase the number of shares of common stock reserved for issuance under the plan. The compensation committee believes that our named executive officers should have an ongoing stake in the long-term success of our business and that our named executive officers should have a considerable portion of their total compensation paid in the form of equity. This element of the total compensation program is intended to align our executives’ interests with those of our stockholders through the granting of equity securities. While the plan allows our compensation committee to rely on any relevant factors in selecting the size and type of awards granted under the plan, in practice, the same philosophy used in determining the other elements of compensation, including the annual objectives described above, are used in determining such awards.

Given the dynamic and diversified nature of this company, which was only formed nine years ago, the compensation committee has determined that time-based equity securities are a prudent form of long-term compensation to supplement the total compensation package and promote equity ownership by executives. Utilizing equity grants has also served to facilitate the compensation committee’s objective of ensuring retention of critical talent. In furtherance of our philosophy of rewarding executives for future superior performance, prior equity compensation grants are not considered in setting future compensation levels. However, the degree to which prior restricted equity awards are vested is considered in assessing retention risk.

While the plan allows for various types of awards, the compensation committee historically has chosen to grant only restricted stock awards with multi-year step vesting. However, beginning in March 2008, the compensation committee elected to give our executive officers a choice of either receiving their equity awards in the form of restricted stock or long-term incentive partnership units, sometimes referred to as “LTIP units,” or a combination of both.

LTIP units are a special class of partnership units in our operating partnership, called long-term incentive partnership units. Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them to enjoy more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 2003 Amended and Restated Stock Incentive Plan, reducing availability for other equity awards on a one-for-one basis. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. At the time of the award, executives who receive LTIP units make a $0.05 capital contribution per LTIP unit. Upon the occurrence of certain corporate events, which are not performance related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

Subject to satisfaction of the vesting requirements, which are based on continued employment, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance ($6.26, $6.91 and $11.38 per share in the case of the LTIP units issued in 2008, 2010 and 2011, respectively). More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock. All of the LTIP units issued in 2008 and 2010 have reached economic parity with the common units, but none of the LTIP units issued in 2011 have achieved such parity.

The compensation committee believes that offering LTIP units under the 2003 Stock Incentive Plan continues to serve as a valuable compensation tool, as an alternative to our restricted stock program. One key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives may need to sell a portion of their vested shares to pay taxes on their restricted stock awards from prior years. Conversely, if an executive chooses to receive LTIP units rather than restricted stock, the executive would generally be taxed only when he chooses to liquidate his LTIP units, rather than at the time of vesting. None of the executive officers have liquidated the LTIP units that were granted in 2008 or 2010.

Our compensation committee believes that making the LTIP unit alternative available to our executives (i) serves our company’s objectives by increasing the tax effectiveness of a given award of equity interests and, therefore, enhances our equity-based compensation package for executives as a whole, (ii) advances the separate goal of promoting long-term equity ownership by executives (see “Stock Ownership Guidelines” below), (iii) has no adverse impact on dilution as compared to using restricted stock, (iv) does not increase the economic cost to us of equity-based compensation awards as compared to using restricted stock awards and (v) further aligns the interests of our executives with the interests of our stockholders.

Grants of equity-based awards have historically been made on the date of the compensation committee’s meeting at the end of March. Similar to the process the compensation committee follows for determining annual bonus awards, grants of equity-based awards are based on a subjective review of the prior year’s annual performance factors, including annual factors that reflect progress toward the company’s mid- and long-term strategic initiatives. The value of the award is determined with respect to the closing price of our stock on the date of grant.

We feel that the time-vesting nature of the equity grants furthers our goal of long-term retention of our executives, while the payment of dividends, if any, prior to vesting serves as a current incentive for the performance necessary to obtain the grants. Since the compensation committee generally aims to keep annual bonuses close to the pre-established target range, a strong relationship between total compensation and performance is predicated on wider variability in the value of equity grants. In determining grant levels by executive, the compensation committee also considers individual performance, a review of each executive’s compensation level relative to that of the other executives, the impact of new grants on total stockholder dilution and the degree to which prior unvested awards continue to support the retention of key executive talent.

In keeping with its objective of emphasizing the important relationship between pay and performance, the compensation committee has determined that the size of annual equity awards will be determined based on its review and evaluation of company and individual executive accomplishments in three performance goal categories. The compensation committee has established specific weightings for each category as follows:

•	Total stockholder return. Total stockholder return (TSR) includes stock price appreciation and dividend reinvestment. Three-year TSR is measured on an absolute basis and relative to the Standard & Poor’s 500, as well as relative to various REIT industry indices that include some or all of the core peer companies. This performance goal category makes up 20% of the total award opportunity. The committee determined that the established TSR goal was substantially exceeded. In particular, Ashford’s three-year TSR of 53.1% compares with the core peer group of -10.8%.

•	Adjusted funds from operations per share. Actual AFFO per share results are measured against our annual budget for AFFO per share, as approved and adjusted by the compensation committee and the board. This performance goal category makes up 40% of the total award opportunity. The committee determined that this goal was substantially exceeded. AFFO per share achievement at $1.50 compares favorably with an annual budget of $0.72 per share.

•	Non-financial goals. Each year, the compensation committee reviews the company’s short- and long-term business plans and identifies non-financial goals and accomplishments that are critical to the company’s success. These goals are frequently the same as those used to determine annual cash incentives, discussed above. While some non-financial goals may be measured numerically, many are subjective in nature. Examples of non-financial goals that the compensation committee considered in 2010 include the creation of nearly $500 million in stockholder value from the development and implementation of our share buyback, interest rate swap and flooridor strategies, our proactive actions to address value which resulted in the recovery of nearly all capital invested in mezzanine loans despite the economic recession, our emphasis on managing cash available for distribution and the reinstatement of a strong dividend of approximately 4% in early 2011, and development of the highly complex and transformational transaction to purchase the 28-hotel Highland Hospitality portfolio at an attractive $158,000 per key. While there is no specific formula or weighting assigned to each of the non-financial goals within this category and the compensation committee may select the same or different non-financial goals each year, this performance goal category makes up 40% of the total award opportunity. The committee determined that all of these non-financial business goals were substantially exceeded.

Based on consideration of these performance measures during 2010 (the significant outcomes of which were discussed under “Annual Bonus” above), the compensation committee made equity grants in April 2011 to our named executive officers and considered the potential for the special multi-year recognition award as follows:

	April 2011 Equity Award for	Potential Special Multi-Year
Executive	2010 Performance	Recognition Award(1)

Monty J. Bennett	268,708	431,292
Douglas A. Kessler	151,628	243,372
David A. Brooks	151,628	243,372
David J. Kimichik	165,000	0
Alan L. Tallis	0	0
Archie Bennett, Jr.	97,888	157,112

(1)	These special awards are pending stockholder approval of the 2011 Equity Incentive Plan. See “Proposal Number Three — Approval of New 2011 Stock Incentive Plan” for a discussion of additional equity securities that may be awarded during 2011.

In consideration of the role of our chairman in advancing the company’s business strategy by building on the depth of his industry relationships and expertise, the compensation committee determined that the chairman should also be included as a participant in these equity awards. No equity awards were made to Mr. Tallis in 2011 because of his February 2011 retirement. For each of Messrs. Archie and Monty Bennett, Kessler and Brooks (the persons who may also receive a special multi-year recognition award), the April 2011 equity grants will vest in four equal annual installments, commencing on March 31, 2012. Mr. Kimichik’s April 2011 equity grants will vest in three equal annual installments, also commencing on March 31, 2012. Our chairman and each of our named executive officers elected to receive the April 2011 equity grants in the form of LTIP units. We will make distributions on the unvested LTIP units from the date of grant if and to the extent we make distributions on the common units of our operating partnership, which typically equal per share dividends paid on our common stock.

In establishing the overall pool of 834,852 shares awarded for named executive officers and our chairman, the compensation committee considered the factors discussed above, and also placed particular emphasis on the significant increase in stock price to levels consistent with those at the end of 2007 prior to the industry-wide, economic downturn. The number of shares in the pool was decreased by 26% from last year partially because of the increase in stock value over 2009 and the exclusion of Mr. Tallis as a participant due to his retirement in early 2011. The April 2011 equity grants, particularly with respect to the value at grant date, reflect a significant increase over the March 2010 equity grants, mostly due to the increased stock price and the committee’s desire to reward and recognize the exceptional performance achievements in 2010. In determining the equity grants by individual, the compensation committee also considered each individual’s contributions toward the achievement of the stock performance, AFFO per share and non-financial goals described above.

Stock Ownership Guidelines

In April 2010, we adopted an amendment to our corporate governance guidelines that added certain stock ownership guidelines for our chief executive officer and members of our board. The amended guidelines state that the chief executive officer should hold an amount of our common stock having a value in excess of six times his annual base salary and each member of the board should hold an amount of our common stock having a value in excess of three times his annual board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). Any future chief executive officer or board member will be expected to achieve compliance within three years of being appointed or elected, as applicable.

We do not have a formal policy to mandate or enforce stock ownership levels among the other members of our management team; however, we strongly encourage our executives to own and hold stock over the long term. As a group, our named executive officers have demonstrated a commitment to the company through long tenure and significant equity ownership levels as a multiple of salary that are well in excess of market best practices.

Other Executive Programs and Benefits

The executive officers are provided other programs or benefits on the same terms offered to all employees. These programs and benefits include:

•	a 401(k) plan under which we match 50% of an eligible participant’s contribution to the plan, up to 6% of such participant’s base salary, subject to limitations imposed by the Internal Revenue Service;

•	an Employee Savings Incentive Plan, pursuant to which, if the employee does not participate in our 401(k) plan, we match 25% of a participant’s contribution, up to 10% of such participant’s base salary; and

•	basic life and accidental death and dismemberment insurance in an amount of three times each executive’s annual base salary, up to $250,000.

Additionally, we implemented a deferred compensation plan in 2007, which allows our executives, at their election, to defer portions of their compensation. Historically, our chief executive officer has been the only participant in this plan. In December 2008, Mr. Bennett elected to defer all of his 2009 base salary (except $16,500), 100% of his cash bonus and 100% of dividends or distributions paid on unvested equity grants, if any, into the deferred compensation plan. In 2009, Mr. Bennett again elected to defer 100% of his 2010 base salary (except for $16,500), 100% of his cash bonus and 100% of dividends or distributions paid on unvested equity grants, if any, into the deferred compensation plan. Mr. Bennett made no deferral election in 2010 with respect to 2011 compensation. In 2009, the compensation committee determined that the investment elections available under this plan will include company stock. If company stock is selected as an investment option by a participant, the company intends to issue common stock to the individual at the end of the elected deferral period from the company’s treasury shares. Such shares will be reserved for issuance to the applicable participants; provided, however, because of NYSE rules related to the issuance of stock to related parties, the number of shares of common stock issuable under the deferred compensation plan in any one fiscal year will be limited to 1% of the number of shares of common stock outstanding at the date such deferral election begins. Because shares reserved for issuance pursuant to the deferred compensation plan are treasury shares, cash dividends may not be paid currently on such shares. In order to be more closely aligned with an investment in company stock, the compensation committee determined that we will pay plan participants who elect the company stock investment option dividend equivalents, which will be accrued as additional shares, if and to the extent we pay dividends on our common stock. The result of this modification is that each executive who participates in our deferred compensation plan and elects the company stock investment option will receive his investment shares plus any related dividend equivalent shares at the time that distributions are made from the plan, subject to the 1% annual limit described above. Amounts payable in excess of the 1% annual limit will be paid to the executive in cash at the end of the applicable deferral period.

In addition, as a corporate matter, the company does not provide its executives with any executive perquisites other than complimentary periodic lodging at its facilities, an annual comprehensive executive health evaluation performed by the UCLA Comprehensive Health Program and optional disability insurance not available to all employees, for which the premiums paid by the company on behalf of the named executive officers is less than $10,000 annually per executive.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to our chief executive officer or any of our other named executive officers with the exception of our chief financial officer. Certain performance-based compensation exceptions are available; however, our company is structured such that compensation is not paid and deducted by the corporation, but at the operating partnership level. The IRS has previously issued a private letter ruling holding that Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the operating partnership level is not subject to the Section 162(m) limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m). As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) does not apply to compensation paid at the operating partnership level.

Adjustment or Recovery of Awards

Under Section 304 of Sarbanes-Oxley, if the company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer must reimburse the company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized by the individual from the sale of securities of the company during those 12 months. Under the Dodd-Frank Act, there may be additional recoupment obligations required by the company. When final guidance is available as to these requirements, the company intends to modify its recoupment policies accordingly.

Hedging Policies

Pursuant to our Code of Ethics, we maintain a policy on insider trading and compliance that prohibits executives from holding company securities in a margin account or pledging company securities as collateral for a loan. An exception exists if the executive requests and receives prior approval from our general counsel to pledge securities as collateral for a loan (but not for margin accounts). We maintain a policy that prohibits our directors, named executive officers, and other key executive officers from speculating in the company securities that they hold, and specifically prohibiting company personnel, including the named executive officers, from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the company).

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the compensation discussion and analysis disclosure with Ashford’s management, and based on this review and discussion, the compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE

W. Michael Murphy, Chairman
Philip S. Payne
Benjamin J. Ansell, M.D.
Thomas E. Callahan

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned by the chairman of the company’s board of directors as well as the company’s chief executive officer, chief financial officer and the company’s three other most highly compensated executive officer in fiscal years 2010, 2009 and 2008 for services rendered in all capacities.

Name and						Equity Based	All Other
Principal Position	Year	Salary		Bonus		Awards(1)	Compensation		Total

Monty J. Bennett	2010	$700,000		$1,400,000		$1,646,400	$—		$3,746,400
Chief Executive Officer	2009	700,000	(2)	1,120,000	(2)	395,160	—		2,215,160
	2008	700,000	(2)	437,500	(2)	1,745,631	—		2,883,131

Douglas A. Kessler	2010	550,000		825,000		1,474,900	—		2,849,900
President	2009	550,000		702,000		299,040	—		1,551,040
	2008	550,000		275,000		1,745,631	—		2,570,631

David A. Brooks	2010	425,000		531,250		1,372,000	—		2,328,250
Chief Operating Officer,	2009	421,154		510,000		192,952	—		1,124,106
General Counsel and Secretary	2008	375,000		168,750		872,505	—		1,416,255

David J. Kimichik	2010	375,000		337,500		1,029,000	—		1,741,500
Chief Financial Officer and	2009	375,000		202,500		131,720	—		709,220
Treasurer	2008	388,372		84,375		776,250	—		1,248,997

Alan L. Tallis(3)	2010	375,000		337,500		1,278,350			1,990,850
Executive Vice President,	2009	375,000		324,000		173,194	—		872,194
Asset Management	2008	429,808		168,750		161,504	—		760,062

Archie Bennett, Jr.(4)	2010	361,154		400,000		994,700	43,384	(5)	1,799,238
Chairman of the Board	2009	300,000		0		230,510	48,353	(5)	578,863
	2008	300,000		0		900,450	32,848	(5)	1,233,298

(1)	Represents the total grant date fair value of restricted stock and LTIP unit awards computed in accordance with FASB ASC Topic 718. These grants are subject to vesting over a three- or four-year period.

(2)	Mr. Monty Bennett elected to defer 100% of his 2008 salary and bonus, all except $16,500 of his 2009 and 2010 salary and 100% of his 2009 and 2010 bonus. As of March 10, 2009, Mr. Bennett has elected to invest all of his deferral amounts in company common stock. As of December 31, 2010, the company has reserved an aggregate of 852,732 shares of common stock for issuance to Mr. Bennett, which will be issuable periodically at the end of the various deferral periods elected by Mr. Bennett under our deferred compensation plan, subject to compliance with all legal and regulatory requirements.

(3)	Mr. Tallis became an executive officer effective March 31, 2008. He earned a salary of $279,808 during 2008. However, we also paid Mr. Tallis $150,000 during January-March 2008 for consulting services he provided us during that time. The 2008 salary amount reflects Mr. Tallis’ salary and consulting fees earned in 2008. In November 2010, Mr. Tallis notified us of his retirement, effective February 1, 2011.

(4)	Although the chairman of the board is a non-executive chairman, we have elected to include his compensation information in each of the required tables because of the material nature of his compensation.

(5)	These amounts represent the value of life, health and disability insurance premiums paid by the company for the benefit of Mr. Archie Bennett, as well as fees for his attendance at board and committee meetings. Of the total other compensation paid to Mr. Bennett, $30,000, $36,500 and $21,500 represents fees paid for his attendance at board and committee meetings in 2010, 2009 and 2008, respectively. Additionally, $13,384, $11,853 and $10,770 were paid by the company for health insurance premiums for Mr. Bennett in 2010, 2009 and 2008, respectively. Although these benefits are available to all salaried employees, we do not pay such amounts for any other non-executive director.

GRANTS OF PLAN-BASED AWARDS

		All Other Stock
		Awards:
		Number of	Grant Date
		Shares of	Fair Value of
Name	Grant Date	Stock	Stock Awards

Monty J. Bennett	March 24, 2010	240,000	$1,646,400
Douglas A. Kessler	March 24, 2010	215,000	1,474,900
David A. Brooks	March 24, 2010	200,000	1,372,000
David J. Kimichik	March 24, 2010	150,000	1,029,000
Alan Tallis	March 24, 2010	185,000	1,278,350
Archie Bennett, Jr.	March 24, 2010	145,000	994,700

We have employment agreements with each of our named executive officers. These employment agreements, as amended, provide for Mr. Monty Bennett to serve as our chief executive officer, Mr. Kessler to serve as our president, Mr. Brooks to serve as our chief operating officer, general counsel and secretary, and Mr. Kimichik to serve as our chief financial officer and treasurer. Mr. Tallis, who previously served as our executive vice president of asset management, retired effective February 1, 2011. These employment agreements require our executive officers to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice. Mr. Bennett’s employment agreement allows him to continue to act as Chief Executive Officer of Remington Holdings, LP, or Remington Holdings, and to act as an executive officer of the managing member of Remington Lodging & Hospitality, LLC, or Remington Lodging, provided his duties for Remington Holdings and Remington Lodging do not materially interfere with his duties to us. Each of these employment agreements is subject to automatic one-year renewals, unless either party provides at least four months’ notice of non-renewal of the applicable employment agreement. All of the employment agreements were automatically renewed for 2011 except Mr. Tallis’ employment agreement.

The employment agreements for each of our executive officers provide for:

•	an annual base salary for 2010 of $700,000 for Mr. Monty Bennett, $550,000 for Mr. Kessler, $425,000 for Mr. Brooks, and $375,000 for Mr. Kimichik, subject to annual adjustments;

•	eligibility for annual cash performance bonuses under our incentive bonus plans, based on a targeted bonus range for each officer;

•	director’s and officer’s liability insurance coverage;

•	participation in other short- and long-term incentive, savings and retirement plans;

•	medical and other group welfare plan coverage;

•	payment for an extensive annual medical exam conducted at UCLA Medical Center; and

•	an additional disability insurance policy available only to our senior executives.

All of these benefits, with the exception of the annual medical exam conducted at UCLA Medical Center and the additional disability insurance policy, are available to all of our salaried employees. The cumulative cost of the medical exam and the additional disability insurance policy has not, historically, exceeded $10,000 annually for any individual executive.

Mr. Bennett’s targeted annual bonus range is 75% to 200% of his base salary. Mr. Kessler’s targeted annual bonus range is 50% to 150% of his base salary. Mr. Brooks’ targeted annual bonus range is 40% to 125% of his base salary. Mr. Kimichik’s targeted annual bonus range is 30% to 90% of his base salary.

In addition to the employment agreements described above, we have entered into a non-compete agreement with Mr. Archie Bennett, Jr. The non-compete agreement provides for Mr. Bennett to serve as our non-executive chairman. The non-compete agreement is an annual agreement, subject to automatic one-year extensions, in each case, unless either party provides at least four months’ notice of non-renewal. Mr. Bennett’s non-compete agreement allows him to continue to act as chairman of Remington Hotel and the Remington Managers provided his duties for Remington Hotel and the Remington Managers do not materially interfere with his duties to us. The non-compete agreement currently provides for, among other provisions:

•	an annual director’s fee of $400,000, of which $25,000 may be paid in the form of shares of our common stock, at the discretion of our compensation committee;

•	director’s and officer’s liability insurance coverage;

•	participation in other short- and long-term incentive, savings and retirement plans, in the discretion of our compensation committee; and

•	medical and other group welfare plan coverage and fringe benefits, in the discretion of our compensation committee.

The equity awards granted to each of the named executive officers and our chairman were all granted under the company’s Amended and Restated 2003 Stock Incentive Plan and are all subject to time-based vesting requirements. Dividends or distributions will be paid on all unvested shares or units, if applicable, at the same rate as dividends payable with respect to all outstanding shares of common stock, with no preference to equity grants issued under our stock plan.

The company places heavier emphasis on our variable pay components of annual bonuses and restricted stock awards than on salary. Historically, the amount of salary paid to each named executive officer has represented approximately 20% to 30% of our named executive officers’ total compensation packages. While the compensation committee seeks to provide a competitive base salary and bonus structure, it believes that the majority of each named executive officer’s total compensation should be paid in the form of equity grants vesting over a period of years, to help ensure alignment of the executive’s interest to that of our stockholders as well as longevity of the officer. As such, the value of equity grants typically represents a significant portion of the incentive pay components, which excludes base salary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of		Market Value of
	Equity Awards		Equity Awards
	That Had		That Had
	Not Vested		Not Vested
	at December 31,		at December 31,
Name	2010		2010

Monty J. Bennett	240,000	(1)	$2,316,000
	148,000	(2)	1,428,200
	53,750	(3)	518,688
	168,660	(4)	1,627,569

			$5,890,457

Douglas A. Kessler	215,000	(1)	$2,074,750
	112,000	(2)	1,080,800
	45,000	(3)	434,250
	168,660	(4)	1,627,569

			$5,217,369

David A. Brooks	200,000	(1)	$1,930,000
	72,267	(2)	697,377
	21,875	(3)	211,094
	84,300	(4)	813,495

			$3,651,965

David J. Kimichik	150,000	(1)	$ ,1447,500
	49,333	(2)	476,063
	20,000	(3)	193,000
	75,000	(4)	723,750

			$2,840,313

Alan L. Tallis	185,000	(1)	$1,785,250
	64,867	(2)	625,967
	3,334	(5)	32,173

			$2,443,390

Archie Bennett, Jr.	145,000	(1)	$1,399,250
	86,333	(2)	833,113
	25,000	(3)	241,250
	87,000	(4)	839,550

			$3,313,163

(1)	These equity awards were granted on March 24, 2010 with a vesting term of three years. One-third of the awards granted on March 24, 2010 vested on March 24, 2011 and one-third will vest on each of March 24, 2012 and March 24, 2013.

(2)	These equity awards were granted on April 2, 2009 with a vesting term of three years. One third of the awards granted on April 2, 2009 vested on each of April 2, 2010 and April 2, 2011, and one-third will vest on April 2, 2012.

(3)	These equity awards were granted on March 27, 2007 with a vesting term of four years. One-fourth of the awards granted on March 27, 2007 vested on each of March 27, 2008, March 27, 2009, March 27, 2010 and March 27, 2011.

(4)	These equity awards were granted on March 21, 2008 with a vesting term as follows: 10% of the awards vested on September 1, 2008; 15% of the awards vested on each of September 1, 2009 and September 1, 2010; 15% of the awards will vest on September 1, 2011, and 45% of the awards will vest on September 1, 2012.

(5)	These equity awards were granted on August 15, 2008 with a vesting term of three years. One-third of the awards granted on August 15, 2008 vested on each of August 15, 2009 and August 15, 2010.

(6)	Mr. Tallis retired effective February 1, 2011; however the board deemed it appropriate to waive the forfeiture provisions related to his unvested equity grants and to allow such grants to continue to vest in accordance with the time frames set forth in the related stock grant agreements.

EQUITY AWARDS VESTED DURING 2010

	Stock Awards:
	Number of
	Equity Awards(1)
	Acquired	Value Realized
Name	on Vesting	on Vesting

Monty J. Bennett	169,915	$1,243,107
Douglas A. Kessler	143,165	1,056,632
David A. Brooks	79,083	582,747
David J. Kimichik	63,417	468,102
Alan L. Tallis	42,156	308,142
Archie Bennett, Jr.	89,914	659,482

(1)	Includes LTIP units that vested during 2010, all of which have now achieved parity with the common units.

2010 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate	Withdrawals/	Balance at
Name	Last FY(1)	Last FY	Earnings	Distributions	Last FYE(2)

Monty J. Bennett	$1,769,776	$0	$3,308,896	$0	$8,228,864

(1)	This amount reflects Mr. Bennett’s deferral of 2010 salary and bonus received in March 2010 for prior year performance. Of this amount, $666,016 is reported as 2010 salary in the Summary Compensation Table and $1,103,760 is reported as 2010 bonus in the Summary Compensation Table.

(2)	Mr. Bennett has elected to invest all compensation deferrals in shares of our common stock. The amount in this column represents the market value of the shares of common stock reserved for issuance to Mr. Bennett pursuant to the deferred compensation plan at December 31, 2010.

In 2007 we implemented a deferred compensation plan which allows our executives, at their election, to defer portions of their compensation. Historically, Mr. Monty Bennett has been the only participant in this plan. In 2008, Mr. Bennett elected to defer 100% of his 2009 base salary (except for $16,500), 100% of his cash bonus and 100% of dividends or distributions paid on unvested equity grants, if any, into the deferred compensation plan. In 2009, Mr. Bennett again elected to defer 100% of his 2010 base salary (except for $16,500), 100% of his cash bonus and 100% of dividends or distributions paid on unvested equity grants, if any, into the deferred compensation plan. Mr. Bennett made no deferral election in 2010 with respect to 2011 compensation. In 2009, the compensation committee determined that the investment elections available under this plan would include company stock. If company stock is selected as an investment option by a participant, as Mr. Bennett has, the company intends to issue common stock to the individual at the end of the elected deferral period from the company’s treasury shares purchased on the open market at the time of each deferral. Such shares will be reserved for issuance to the applicable participants; provided, however, the number of shares of common stock issuable under the deferred compensation plan in any one fiscal year will be limited to 1% of the number of shares common stock outstanding at date such deferral election begins. We will pay plan participants who elect the company stock investment option dividend equivalents, which will be accrued as additional shares, if and to the extent we pay dividends on our common stock. Thereby each executive who participates in our deferred compensation plan and elects the company stock investment option will receive his investment shares plus any related dividend equivalent shares at the time that distributions are made from the plan, subject to the 1% annual limit described above and any other applicable rules or limitations. Amounts payable in excess of the 1% annual limit will be paid to the executive in cash at the end of the applicable deferral period.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Executive Officers

Under the terms of their respective employment agreements, each of our named executive officers is entitled to receive certain severance benefits after termination of employment. The amount and nature of these benefits vary depending on the circumstances under which employment terminates. The employment agreements provide for certain specified benefits during the entire term of the employment agreement.

Each of the employment agreements of our named executive officers provides that, if the executive’s employment is terminated as a result of death or disability of the executive; by us without cause (including non-renewal of the agreement by us); by the executive for “good reason;” or after a “change of control” (each as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash severance payment (more fully described below);

•	pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining senior executives for the year in which the termination occurs;

•	all restricted equity securities held by such executive will become fully vested; and

•	health, life and disability benefits for 18 months following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, payable by the company over the period of coverage.

The lump sum severance payment payable upon termination of an executive’s employment agreement in any of the circumstances described above is calculated as the sum of such executive’s then-current annual base salary plus his average bonus over the prior three years, multiplied by a severance multiplier. The severance multiplier is:

•	one for all executives in the event of termination as a result of death or disability of the executive and termination by us without cause (including non-renewal of the agreement);

•	two for all executives other than Mr. Monty Bennett and three for Mr. Monty Bennett in the event of termination by the executive for good reason;

•	two for Messrs. Brooks, Kimichik and Tallis and three for Messrs. Monty Bennett and Kessler in the event of termination following a change in control.

If an executive’s employment is terminated by the executive officer without “good reason” (as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year. Additionally, the employment agreements for each of the executives includes non-compete provisions, and in the event the executive elects to end his employment with us without good reason, in exchange for the executive honoring his non-compete provisions, he will be entitled to the following additional payments:

•	health benefits for the duration of the executive’s non-compete period following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, except that Mr. Monty Bennett is not entitled to this benefit; and

•	a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following the executive’s termination.

If any named executive officer’s employment agreement is terminated by the company for “cause,” the executive will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.

In addition, if the severance payment to any executive is deemed to be a “golden parachute payment” under § 280G of the Internal Revenue Code of 1986, as amended, then such executive would also be entitled to a tax gross-up payment to cover his excise tax liability under § 280G. As of December 31, 2010, only Messrs. Monty Bennett and Tallis would have owed excise tax.

Each of the employment agreements also contain standard confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality and non-interference provisions apply during the term of the employment agreement and for anytime thereafter. The non-solicitation provisions apply during the term of the agreement, and for a period of one year following the termination of the executive. The non-compete provisions of Messrs. Kessler, Brooks, Kimichik and Tallis apply during the term of the employment agreements and for a period of one year thereafter if the executive’s employment is terminated as a result of disability, by the executive without good reason, or at the election of the executive not to renew the agreement. However, if the executive is removed for any other reason, including, without limitation, as a result of a change in control, a termination by the executive for good reason, or a termination by the company for cause or without cause (including non-renewal by the company), the non-compete provisions end on the date of the executive’s termination.

The non-compete provisions of Mr. Monty Bennett’s employment agreement apply during the term of his agreement, and if Mr. Monty Bennett resigns without cause, for a period of one year thereafter, or if Mr. Monty Bennett is removed for cause, for a period of 18 months thereafter. In the case of Mr. Monty Bennett’s resignation without cause, in consideration for his non-compete, Mr. Monty Bennett will receive a cash payment, to be paid in equal monthly installments during his one-year non-compete period, equal to the sum of his then-current annual base salary plus average bonus over the prior three years. Mr. Monty Bennett’s non-compete period will terminate if Remington Lodging terminates our exclusivity rights under the mutual exclusivity agreement between Remington Lodging and us.

Mr. Alan Tallis retired effective February 1, 2011 and entered into a Release and Waiver Agreement with us dated March 31, 2011, effective upon Mr. Tallis’ retirement. Pursuant to the Release and Waiver Agreement, Mr. Tallis agreed to remain unemployed for approximately two years except for minimal consulting services for us and, after March 31, 2012, for other companies, and we agreed to waive the forfeiture provisions in the stock grant agreements that granted Mr. Tallis unvested restricted stock during his tenure with the company. The Release and Waiver allows Mr. Tallis to retain his stock grants that were unvested as of his termination date and permits such stock grants to vest according to the original time-vesting schedule. We are also paying Mr. Tallis the non-compete payment described in his employment agreement over a 12-month period.

Additionally, in the event of an executive’s termination for any reason, all deferred compensation amounts payable under our deferred compensation plan become due and payable in a single lump sum payment within 45 days of the termination date notwithstanding the deferral periods previously elected by the executive.

Chairman of our Board

Under the terms of our chairman’s non-compete agreement, Mr. Archie Bennett is entitled to receive certain severance benefits upon the termination of his position as our chairman. The amount and nature of these benefits vary depending on the circumstances under which his directorship terminates, but are similar to the benefits received by our executive officers, and accordingly, are included in the tables below.

Mr. Archie Bennett’s non-compete agreement provides that, if his service as a director is terminated by him for “good reason” or after a “change of control” (each as defined in the Mr. Archie Bennett’s non-compete agreement), he will be entitled to accrued and unpaid director fees to the date of such termination plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash severance payment equal to two times his then-current director’s fee; and

•	all restricted equity securities held by Mr. Archie Bennett will become fully vested.

If Mr. Archie Bennett is asked to resign his directorship by us without cause, or if Mr. Archie Bennett is not re-nominated and re-elected to serve as our chairman, then he will receive each of the benefits above except that his lump sum cash severance payment will be equal to one times the sum of his then-current director’s fee. Mr. Archie

Bennett’s non-compete agreement also provides that he or his estate will be entitled to receive these same severance benefits in the event of his death or disability.

If Mr. Archie Bennett decides to discontinue his service to us without “good reason” (as defined in the non-compete agreement), including an election by him not to renew his non-compete agreement, he will be entitled to receive any accrued and unpaid fees and expenses thorough the date of such termination and in exchange for Mr. Archie Bennett honoring the non-compete provisions of his agreement (discussed below) a cash severance payment equal to his annual director fees for one year, paid in twelve equal monthly installments over the year following such termination.

If Mr. Archie Bennett’s services are terminated by the company for “cause” (as defined in the non-compete agreement), he will be entitled solely to any accrued and unpaid director’s fees and expenses up to the date of such termination.

In addition, if the severance payment to Mr. Archie Bennett is deemed to be a “golden parachute payment” under § 280G of the Internal Revenue Code of 1986, as amended, then he would also be entitled to a tax gross-up payment to cover his excise tax liability under § 280G. As of December 31, 2010, Mr. Archie Bennett would not have owed excise tax.

Mr. Archie Bennett’s non-compete agreement contains standard confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality provisions apply during the term of the non-compete agreement and any time thereafter. The non-compete provisions apply only during the term of his non-compete agreement if Mr. Archie Bennett terminates his service as a director as a result of a change in control or for good reason; however, if Mr. Archie Bennett’s service as a director is terminated as a result of disability, by Mr. Archie Bennett without good reason or by us for cause, the non-compete and non-solicitation provisions apply for a period of one year after termination. In the case of Mr. Archie Bennett’s resignation without good reason, in consideration for his non-compete, Mr. Archie Bennett will receive a cash payment, to be paid in equal monthly installments during the one-year non-compete period, equal to his then-current annual director’s fee. Mr. Archie Bennett’s non-compete period will terminate if Remington Lodging terminates our exclusivity rights under the mutual exclusivity agreement between Remington Lodging and us.

Summary of Potential Payments upon Termination

The tables below reflect the amount of compensation payable to the chairman of our board and each named executive officer upon termination of employment or following a change of control, assuming that such termination was effective as of December 31, 2010.

	Termination Scenarios
	Death or Disability
	of the Executive or			By Executive
	by Company without	By the		without Good
	Cause, including	Executive	Following a	Reason, Including
	Non-Renewal by	with Good	Change of	Non-Renewal by
	Company	Reason	Control	Executive

Monty J. Bennett
Severance Payment	$1,685,833	$5,057,500	$5,057,500	$—
Pro-Rated Bonus	1,400,000	1,400,000	1,400,000	—
Acceleration of Unvested Equity Awards	5,870,024	5,870,024	5,870,024	—
Non-Compete Payment	—	—	—	1,685,833
Tax Gross-up Payment	—	—	—	—
Other Benefits	11,750	11,750	11,750	—

TOTAL	$8,967,606	$12,339,273	$12,339,273	$1,685,833

Douglas A. Kessler
Severance Payment	$1,150,667	$2,301,333	$3,452,000	$—
Pro-Rated Bonus	825,000	825,000	825,000	—
Acceleration of Unvested Equity Awards	5,198,186	5,198,186	5,198,186	—
Non-Compete Payment	—	—	—	1,150,667
Tax Gross-up Payment	—	—	0	—
Other Benefits	41,482	41,482	41,482	26,762

TOTAL	$7,215,335	$8,366,001	$9,516,668	$1,177,429

David A. Brooks
Severance Payment	$828,333	$1,656,667	$1,656,667	$—
Pro-Rated Bonus	531,250	531,250	531,250	—
Acceleration of Unvested Equity Awards	3,637,747	3,637,747	3,637,747	—
Non-Compete Payment	—	—	—	828,333
Tax Gross-up Payment	—	—	0	—
Other Benefits	37,069	37,069	37,069	23,915

TOTAL	$5,034,399	$5,862,733	$5,862,733	$852,248

David J. Kimichik
Severance Payment	$583,125	$1,166,250	$1,166,250	$—
Pro-Rated Bonus	337,500	337,500	337,500	—
Acceleration of Unvested Equity Awards	2,829,067	2,829,067	2,829,067	—
Non-Compete Payment	—	—	—	583,125
Tax Gross-up Payment	—	—	0	—
Other Benefits	20,832	20,832	20,832	13,440

TOTAL	$3,770,524	$4,353,649	$4,353,649	$596,565

Alan L. Tallis(1)
Severance Payment	$651,750	$1,303,500	$1,303,500	$—
Pro-Rated Bonus	337,500	337,500	337,500	—
Acceleration of Unvested Equity Awards	2,443,386	2,443,386	2,443,386	—
Non-Compete Payment	—	—	—	651,750
Tax Gross-up Payment	—	—	531,367	—
Other Benefits	22,792	22,792	22,792	19,612

TOTAL	$3,455,428	$4,107,178	$4,638,545	$671,362

Archie Bennett, Jr.
Severance Payment	$400,000	$800,000	$800,000	$—
Acceleration of Unvested Equity Awards	3,301,567	3,301,567	3,301,567	—
Non-Compete Payment	—	—	—	400,000
Tax Gross-up Payment	—	—	0	—

TOTAL	$3,701,567	$4,101,567	$4,101,567	$400,000

(1)	Mr. Tallis’ employment agreement provided that, in the event his employment was terminated by the company for cause, he would be entitled to receive medical, dental and vision benefits from the company through April 16, 2011. Further, if his employment was terminated by the company without good reason, he was entitled to receive such medical, dental and vision benefits as well as the value of 12 months of life insurance benefits. In November 2010, Mr. Tallis notified us of his retirement, effective February 1, 2011.

AUDIT COMMITTEE

Our audit committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE.

The following is our audit committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor’s work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee meetings include, whenever appropriate, executive sessions with the independent auditors and with Ashford’s internal auditors, in each case without the presence of management.

The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, Ashford’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Ashford’s consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of the year, management completed the documentation, testing and evaluation of Ashford’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed a report on, the effectiveness of Ashford’s internal control over financial reporting. The audit committee also reviewed the report of management contained in Ashford’s annual report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in Ashford’s annual report on Form 10-K for the fiscal year ended December 31, 2010 related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Ashford’s efforts related to its internal control over financial reporting and management’s preparation for the evaluation in fiscal year 2011.

The audit committee has discussed with Ernst & Young LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended (Communication with the Audit Committees), including the quality of Ashford’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee has received the written disclosures and letter from Ernst & Young LLP to the audit committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Taking all of these reviews and discussions into account, the undersigned audit committee members recommended to the board of directors that the board approve the inclusion of Ashford’s audited financial statements in Ashford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Philip S. Payne, Chairman
W. Michael Murphy
Thomas E. Callahan

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i) Voting power which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or

(ii) Investment power which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Security Ownership of Management

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 8, 2011, by (i) each of our directors, (ii) each of our named executive officers and (iii) all of our directors and named executive officers as a group. No directors or executive officers own any shares of Series B-1 Preferred Stock.

	Number of Shares	Percent of
Name of Stockholder	Beneficially Owned(1)	Class(2)

Archie Bennett, Jr.	5,149,942	7.17%
Monty J. Bennett	5,310,182	7.38%
Benjamin J. Ansell, M.D.	118,190	*
Thomas E. Callahan	16,600	*
Martin Edelman	125,011	*
W. Michael Murphy	49,300	*
Philip S. Payne	32,300	*
Douglas A. Kessler	1,063,334	1.57%
David A. Brooks	963,669	1.42%
David J. Kimichik	655,343	*
Alan L. Tallis	309,818	*
All executive officers and directors as a group (11 persons)	13,793,689	17.14%

*	Denotes less than 1.0%.

(1)	Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock and includes all restricted stock grants made since our initial public offering through March 8, 2010. All such stock grants vest in equal annual installments over a three or four year period, generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of the record date but excludes any LTIP units issued subsequent to the record date. All LTIP units issued prior to the record date have achieved economic parity with the common units and are now, subject to certain time-based vesting requirements, convertible into common units, which are redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock. See footnotes to the director nominee table for additional discussion of potential share ownership by Messrs. Archie and Monty Bennett as the result of equity amounts issued post-record date and shares issuable pursuant to our deferred compensation plan.

(2)	As of March 8, 2011, there were outstanding and entitled to vote 59,419,324 shares of common stock and 7,247,865 shares of Series B-1 Preferred Stock. The Series B-1 Preferred Stock is immediately convertible into common stock by the holder, and the holder of the Series B-1 Preferred Stock is entitled to vote together with the common stockholders as a single class. Accordingly, the total number of shares of the company’s common stock outstanding used in calculating the percent of class was 66,667,189, which included all outstanding shares of common stock and Series B-1 Preferred Stock as of March 8, 2011. Additionally, the total number of shares outstanding used in calculating the percentage for each person assumes that operating partnership common units held by such person and LTIP units held by such person that have achieved economic parity with the common units are redeemed for common stock but none of the operating partnership units held by other persons are redeemed for common stock.

Security Ownership of Certain Beneficial Owners

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock and our Series B-1 Preferred Stock as of March 8, 2011, by the persons known to Ashford to be the beneficial owners of five percent or more of either our common stock or our Series B-1 Preferred

Stock (our only voting securities), by virtue of the filing of Schedule 13D or Schedule 13G with the Securities and Exchange Commission. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford’s voting securities. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

		Number of
		Beneficially		Percent of
Title of Securities	Name of Stockholder	Owned		Class(1)

Common Stock	Security Capital Preferred Growth Incorporated	7,247,865	(5)	10.87%
Common Stock	The Vanguard Group, Inc.	6,262,246	(2)	9.39%
Common Stock	Blackrock, Inc.	3,712,997	(3)	5.57%
Common Stock	Robeco Investment Management, Inc.	3,380,117	(4)	5.07%
Common Stock	Archie Bennett, Jr.	5,149,942	(7)	7.17%
Common Stock	Monty J. Bennett	5,310,182	(7)	7.38%

(1)	As of March 8, 2011, there were outstanding and entitled to vote 59,419,324 shares of common stock and 7,247,865 shares of Series B-1 preferred stock. The Series B-1 preferred stock is immediately convertible into common stock by the holder, and the holder of the Series B-1 preferred stock is entitled to vote together with the common stockholders as a single class. Accordingly, the total number of shares of the company’s common stock outstanding used in calculating the percentage was 66,667,189 which included all outstanding shares of common stock and Series B-1 preferred stock as of March 8, 2011.

(2)	Based on information provided by The Vanguard Group, Inc. (“Vanguard Group”) in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2011. Per its Schedule 13G, Vanguard Group has sole voting power over 76,754 of such shares and sole power to dispose of 6,185,492 of such shares. The principal business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)	Based on information provided by Blackrock, Inc. in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 2, 2011. Per its Schedule 13G, Blackrock, Inc. has sole voting and dispositive power over all such shares. The principal business address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(4)	Based on information provided by Robeco Investment Management, Inc. in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011. Per its Schedule 13G/A, Robeco Investment Management, Inc. has sole dispositive power over all such shares and sole voting power over 1,435,797 of such shares. The principal business address of Robeco Investment Management, Inc is 909 Third Ave., New York, New York 10022.

(5)	Based on information provided by Security Capital Preferred Growth Incorporated (“Security Capital”) in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011. Per its Schedule 13G/A, Security Capital is the beneficial owner of 7,247,865 shares of the company’s Series B-1 Preferred Stock, which is immediately convertible on a one-for-one basis into shares of our common stock. Security Capital’s address is 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603.

(6)	Based on information provided by Paulson & Co. Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2011. Per its Schedule 13G, Paulson & Co. Inc. has sole voting and dispositive power over all such shares. The principal business address of Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, New York 10020.

(7)	The total number of shares of the company’s common stock outstanding used in calculating the percentage assumes that operating partnership units held by this person, including LTIP units that have achieved economic parity with our common stock, are converted into common stock but none of the operating units held by other people are converted into common stock. Each of Mr. Archie Bennett and Mr. Monty Bennett own a portion of their shares indirectly.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2010, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements with the exception of two Form 4 reports required to be filed by Mr. Callahan, two Form 4 reports required to be filed by Mr. Kessler and five Form 4 reports required to be filed by Mr. Tallis. These Form 4 reports have since been filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our operating partnership entered into a master management agreement with Remington Lodging & Hospitality, LLC, or Remington Lodging, subject to certain independent director approvals, pursuant to which Remington Lodging operates and manages a significant number of our hotels. Remington Lodging is an affiliate of Remington Holdings, LP, successor to Remington Hotel Corporation, and is beneficially owned 100% by Messrs. Archie and Monty Bennett. The fees due to Remington Lodging under the management agreements include management fees, project and purchase management fees and other fees. The actual amount of management fees, for the properties managed by Remington Lodging for the 12 months ended December 31, 2010, were approximately $11.6 million. The actual amount of project and purchase management fees for the same period were approximately $5.8 million.

Further, we and our operating partnership have a mutual exclusivity agreement with Remington Lodging and Remington Holdings and Messrs. Archie and Monty Bennett, pursuant to which we have a first right of refusal to purchase lodging investments identified by them. We also agreed to hire Remington Lodging or its affiliates for the management or construction of any hotel which is part of an investment we elect to pursue, unless either all of our independent directors elect not to do so or a majority of our independent directors elect not to do so based on a determination that special circumstances exist or that another manager or developer could perform materially better than Remington Lodging or one of its affiliates.

Additionally, in March 2011, we acquired an interest in the 28-hotel portfolio of Highland Hospitality through a newly-formed joint venture with Prudential Real Estate Investors. The joint venture effected a consensual foreclosure and restructuring of certain mezzanine and senior loans on the portfolio. In connection with the debt restructuring, we entered into certain guaranty and indemnity agreements with the senior and mezzanine lenders pursuant to which we have potential recourse liability with respect to the mortgage and mezzanine debt arising from certain events or circumstances caused by or resulting from the actions of Remington Lodging. The maximum aggregate liability we could potentially incur under such guaranty and indemnity agreements is $200,000,000. We have entered into an indemnity agreement with Remington Lodging pursuant to which Remington Lodging has agreed to indemnify us for any liabilities under the guaranty and indemnity agreements with the senior and mezzanine lenders that arise, directly or indirectly, from the actions of Remington Lodging or any related party.

Remington Hotels LP, which is owned 100% by Messrs. Archie and Monty Bennett, pays for certain corporate general and administrative expenses on our behalf, including rent, payroll, office supplies and travel. Such charges are allocated to us based on various methodologies, including headcount, office space, usage and actual amounts incurred. For the year ended December 31, 2010, such costs were approximately $4.7 million and were reimbursed by us monthly.

Because we could be subject to various conflicts of interest arising from our relationship with Remington Holdings, Remington Lodging and other parties, to mitigate any potential conflicts of interest, our charter contains a requirement that any transaction or agreement involving us, our wholly-owned subsidiaries or our operating partnership and a director or officer of an affiliate of any director or officer will require the approval of a majority of the disinterested directors. Additionally, our board of directors has adopted a policy that requires all management decisions related to the management agreements with Remington Lodging to be approved by a majority of the independent directors, except as specifically provided otherwise in the management agreement. Further, our board of directors has also adopted our Code of Business Ethics and Conduct, which includes a policy for review of transactions involving related persons, and other potential conflicts of interest. Pursuant to the Code of Business Ethics and Conduct, non-officer employees must report any actual or potential conflict of interest involving themselves or others to their supervisor, our general counsel. Officers must make such report to our general counsel, our chief governance officer or to the chairman of our nominating/corporate governance committee. Directors must make such report to the chairman of our nominating/corporate governance committee.

PROPOSAL NUMBER TWO — RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS

We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Ernst & Young LLP has audited our financial statements since we commenced operations in 2003. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to Ernst & Young LLP during the past two years with no reliance placed on the de minimis exception established by the SEC for approving such services.

Services provided by Ernst & Young LLP during 2010 included the audits of (i) our annual financial statements and the financial statements of our subsidiaries and (ii) the effectiveness of internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2010 and 2009, fees incurred related to our principal accountants, Ernst & Young LLP, consisted of the following:

	Year Ended December 31,
	2010	2009

Audit Fees	$1,084,500	$1,098,950
Audit-Related Fees	100,000	108,550
Tax Fees	330,550	301,399
All Other Fees	—	—

Total	$1,515,050	$1,508,899

Our audit committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence.

Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2011.

PROPOSAL NUMBER THREE — APPROVAL OF NEW 2011 STOCK INCENTIVE PLAN

General

Our board of directors proposes and recommends that stockholders approve a new 2011 Stock Incentive Plan that will allow for the issuance of up to 5,750,000 shares of our common stock because only 76,839 shares remain available for issuance under our existing 2003 Amended and Restated Stock Incentive Plan. The affirmative vote of a majority of the holders of shares of our common stock and Series B-1 Preferred Stock, voting together as a single class, cast on the proposal will be required for approval, provided the total votes cast on this proposal represent at least a majority of the company’s outstanding common stock and Series B-1 Preferred Stock. The brief descriptions of the plan below are only summaries of the material terms of the plan and are qualified in their entirety by reference to the full text of the plan, attached hereto as Appendix A.

Material Terms of the 2011 Stock Incentive Plan

The 2011 Stock Incentive Plan is being established for the purpose of encouraging our employees, non-employee directors and other persons who provide advisory or consulting services to us (i) to acquire or increase their equity interests in our company to give an added incentive to work toward its growth and success, and (ii) to allow us to compete for services of the individuals needed for the growth and success of the company. The plan authorizes (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase, and (ii) the grant of:

•	nonqualified stock options to purchase common stock;

•	incentive options to purchase common stock;

•	unrestricted stock;

•	restricted stock;

•	phantom stock;

•	stock appreciation rights; and

•	other stock or performance-based award, including long-term incentive partnership units in our operating partnership.

Shares Subject to the Plan.  The aggregate number of shares of common stock that may be issued under the plan is 5,750,000 shares. Subject to stockholder approval and adoption of the plan, the board has approved the issuance of a special equity grant of 1,213,778 equity awards under the new plan to certain of our executive officers and other employees.

In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the stock plan will be ratably adjusted. In the event the number of shares to be delivered upon the exercise or payment of any award granted under the stock plan is reduced for any reason whatsoever or in the event any award granted under the stock plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such award will be released from such award and be available under the stock plan for the grant of additional awards.

Eligibility.  Under the plan, we may grant awards to employees, consultants and non-employee directors of the company or its affiliates. While we may grant incentive stock options only to employees of the company or its affiliates, we may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant. As of March 8, 2010, we had a total of 68 employees and five non-employee directors and our affiliates had a total of approximately 135 employees, all of whom are eligible to participate in the plan.

Administration.  The plan will be administered by the compensation committee of our board of directors. With respect to any grant or award to any individual covered by Section 162(m) of the U.S. tax code which is intended to be performance-based compensation, the compensation committee will consist solely of two or more “outside directors” as described in such Section 162(m) of the U.S. tax code.

The compensation committee will select the participants who are granted any award, and employees, non-employee directors and other persons who provide advisory or consulting services to us are eligible, except that only employees are eligible to receive an award of an incentive stock option.

The compensation committee may condition any award upon the achievement of any one or more performance goals established solely on the basis of one or more of the following business criteria:

•	operating income;

•	return on net assets;

•	return on assets;

•	return on investment;

•	return on equity;

•	pretax earnings;

•	pretax earnings before interest, depreciation, and amortization;

•	pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items;

•	total stockholder return;

•	earnings per share;

•	increase in revenues;

•	increase in cash flow;

•	increase in cash flow return;

•	economic value added;

•	gross margin;

•	net income;

•	debt reduction; or

•	any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index.

The performance goals may be measured before or after taking taxes, interest, depreciation, amortization, extraordinary expenses, and/or pension-related expense or income into consideration, will exclude unusual or infrequently occurring items, charges for restructurings, discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment and other items, and will be determined in accordance with U.S. GAAP (to the extent applicable).

The plan provides for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the U.S. tax code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option. In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares’ fair market value and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant. Options may be exercised in accordance with requirements set by the compensation committee. The maximum period in which an option may be exercised will be fixed by the compensation committee but cannot exceed 10 years. Options generally will be nontransferable except in the event of the participant’s death, but the compensation committee may allow the transfer of options to members of the participant’s immediate family, a family trust or a family partnership.

Consistent with the terms of the plan, the compensation committee will prescribe the terms of each award of any incentive stock option. No participant may be granted incentive stock options that are first exercisable in a calendar year for shares of common stock having a total fair market value (determined as of the option grant), exceeding $100,000. The exercise price for each incentive stock option cannot be less than each such option share’s fair market value on the date the incentive stock option is granted; provided that a grant of an incentive stock option to any employee who is a ten percent (10%) stockholder will have an exercise price of not less than 110% of such incentive stock option share’s fair market value on the date the incentive stock option is granted. No reload stock option (the right to receive a new option to purchase a share upon the exercise and payment of the exercise price for the original option) may be granted with respect to any incentive stock option. Incentive options must be exercised within three months after the optionee ceases to be an employee for any reason other than death or disability and within one year in the event of death or disability.

Consistent with the terms of the plan, the compensation committee will prescribe the terms of each award of a nonqualified option. The option price for each nonqualified option cannot be less than each such option share’s fair market value on the date the nonqualified option is granted. The option price may be paid in cash, by surrendering common stock or through a cashless brokerage exercise.

Unless the compensation committee provides otherwise, all grants of restricted stock will be subject to vesting, meaning that we will have the right to repurchase the stock for the amount paid, if any, by the participant. Unless the compensation committee provides otherwise, this repurchase right will lapse (i.e., the shares will vest) with respect to one-third of the restricted stock on the first anniversary of the date of grant and on each of the following two anniversaries of the date of grant, provided the participant remains in our service as an employee, director or consultant. Our compensation committee has the authority to shorten or lengthen the typical three-year vesting period. Any unvested shares will vest if we terminate the participant’s service without cause, or the participant terminates his or her service with us for good reason. In addition, any unvested shares will vest if the participant’s service is terminated for any reason within one year of a change in control or due to death or disability of the participant.

A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the compensation committee. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

Consistent with the terms of the stock plan, the compensation committee will establish the terms of awards of bonus stock, phantom stock, options, stock appreciation rights and other stock or performance-based awards, including long-term incentive partnership units of our operating partnership. These awards may also be subject to vesting requirements as determined by the compensation committee, which may include completion of a period of service or attainment of performance objectives. Awards may also vest upon termination without cause or by the participant with good reason, termination in connection with a change in control, death, disability or such other events as the compensation committee shall determine.

Prohibition on Repricing.  The committee does not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding share option or share appreciation right without first obtaining stockholder approval.

Amendment; Duration, Termination.  The board of directors may amend or terminate the stock plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the stock plan (other than changes to reflect certain corporate transactions and changes in capitalization) or otherwise materially revises the terms of the stock plan. No amendment or termination of the stock plan will affect a participant’s rights under outstanding awards without the participant’s consent. If not sooner terminated as described above, the stock plan will terminate on the tenth anniversary of the date of approval by our stockholders, and no new awards may be granted after the termination date. Awards made before the stock plan’s termination will continue in accordance with their terms.

Reasons Supporting Adoption of the 2011 Stock Incentive Plan

Following the recent equity compensation grants made to our employees in April 2011, only 76,839 shares remain available for issuance under the existing 2003 plan as of the date of this proxy statement. Our board of directors believes that the new 2011 plan being proposed is important to our continued success in attracting, motivating and retaining qualified directors, officers and employees with appropriate experience and ability, and to increase the grantee’s alignment of interest with stockholders.

The board has approved the issuance of a special equity grant of 1,213,778 equity awards under the new plan to certain of our executive officers and other employees, which grant is contingent upon stockholder approval of the new plan. These awards have been authorized by the board for issuance promptly following stockholder approval of the new plan. If the 2011 plan is not approved, these awards will not be granted; however, the board may deem it appropriate to reward the officers and employees in some other fashion. The board believes that the special equity grants, if made, will acknowledge the significant efforts and achievements of, and reward, the executive officers and other employees who played a pivotal role in the acquisition of the Highland Hospitality portfolio in early 2011.

In March 2011, we formed a joint venture with Prudential Real Estate Investors (“PREI”) to take ownership of the 28-property Highland Hospitality hotel portfolio through a debt restructuring and consensual foreclosure for total consideration of approximately $1.277 billion. This transaction originated with a mezzanine loan investment in February 2008 through a joint venture between us and PREI. As market conditions deteriorated, we were presented with an opportunity to purchase a more senior mezzanine position in July 2010, which enabled us to better protect our original investment. The borrowers under the various Highland Hospitality mezzanine loan tranches stopped making debt service payments in August 2010, and we began actively pursuing our remedies under the loan documents, as well as negotiating with the borrowers, their equity holders, senior secured lenders, senior mezzanine lenders and PREI with respect to a possible restructuring of the mezzanine tranches owned by our joint ventures with PREI and of the indebtedness senior to such tranches. The ensuing negotiations were extremely difficult and complicated, and it took a monumental effort and an enormous amount of time by certain of our executive officers and other employees to successfully consummate the transaction. During this time, these officers and employees continued to perform their routine functions as well as expend significant time and effort in the complex negotiations necessary to successfully close the transformational Highland Hospitality transaction.

Our interest in the Highland Hospitality portfolio is held through a newly-formed joint venture with PREI, in which we own an approximate 71.74% interest. The portfolio is comprised of 5,684 rooms and gives us increased exposure to the luxury and upper upscale segments and builds upon our strong affiliation in particular with Hilton and Marriott. Other brands in the portfolio include Starwood, Hyatt, and Intercontinental. This transaction also adds new markets to our investment base such as Boston, New York/New Jersey metro area, Denver, San Antonio, and Nashville while strengthening our presence in key markets such as Washington, D.C. We believe this transaction will prove transformational for the company, and the board desires to adequately reward each of the key players in this transaction. Accordingly, subject to stockholder approval to adopt the new plan, the board has authorized the issuance of the following special equity grants (subject to vesting over four years), with such issuance to occur promptly following stockholder approval of the new plan:

New Plan Benefits

Proposed Grants under 2011 Stock Incentive Plan
Equity Awards
Executive Officer	(#)

Archie Bennett, Jr., Chairman of the Board	157,112
Monty J. Bennett, Chief Executive Officer	431,292
Douglas A. Kessler, President	243,372
David A. Brooks, Chief Operating Officer	243,372
David J. Kimichik, Chief Financial Officer	0
Alan Tallis, Executive Vice President, asset management	0
All current executive officers as a group	1,075,148
All current directors, who are not executive officers, as a group	157,112
All employees, who are not executive officers, as a group	138,630

While the board has approved the issuance of the equity compensation described in the table above, these equity awards will not be issued unless and until stockholders approve the new plan.

The following table summarizes information as of December 31, 2010 relating to the only existing equity compensation plan of the company at that time, pursuant to which we may grant, from time to time, bonus stock, phantom stock, options, stock appreciation rights and other stock or performance-based awards, including long-term incentive partnership units of our operating partnership.

Equity Compensation Plan

Number of Securities
	to be Issued	Weighted-Average	Number of
	Upon Exercise of	Exercise Price of	Securities Remaining
	Outstanding Options,	Outstanding Options,	Available for
	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders:
Restricted Common Stock(1)	None	N/A	1,296,222
Equity compensation plans not approved by security holders(2)	None	None	None

The board of directors recommends a vote FOR approval of the adoption of the new 2011 Stock Incentive Plan.

(1)	Our 2003 Amended and Restated Stock Incentive Plan.

(2)	We do not have any equity compensation plans that have not been approved by our shareholders.

PROPOSAL NUMBER FOUR — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as “say on pay”). This proposal allows the company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the compensation committee and our board in continuing to improve the alignment of our executive compensation programs with the interests of the company and our stockholders.

The board of directors believes the compensation program for the named executive officers is instrumental in rewarding past successes as well as motivating and retaining the executives needed to maximize the creation of long-term stockholder value in a competitive environment.

The board of directors recommends stockholder approval of the compensation of the company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our board. However, the compensation committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.

The board of directors recommends a vote FOR approval of Proposal Number Four.

PROPOSAL NUMBER FIVE — ADVISORY VOTE ON FREQUENCY OF
FUTURE VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Security Exchange Act of 1934, we are providing stockholders with the opportunity to vote on a non-binding, advisory basis, regarding how frequently we will submit say-on-pay proposals to our stockholders in the future. Stockholders will be able to specify one of four choices for the proposal on the proxy card: every year, every two years, every three years or abstain.

Our board believes that, of the three alternative frequencies, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is preferable. Annual votes will provide the board with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the compensation committee re-evaluates the compensation of our named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three options. This feedback may then be considered by our compensation committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on the company.

Please mark on the proxy card your preferred frequency by choosing the option of every year, two years or three years or mark “abstain” when you indicate your preference in response to the resolution set forth below.

“RESOLVED, that the stockholders of the company approve, on a non-binding, advisory basis, the submission by the company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Securities Exchange Act of 1934 every year, every two years, or every three years.”

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. However, because this vote is advisory and not binding on the board or the company in any way, the board may decide that it is in the best interests of the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The board of directors recommends that stockholders vote to hold an advisory vote on executive compensation EVERY YEAR, beginning with the 2011 annual meeting.

OTHER PROPOSALS

The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2011 annual meeting as permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, and not included in this proxy statement. For a stockholder proposal to be considered for inclusion in the company’s proxy statement for the 2012 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office no later than the close of business on December 21, 2011. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2012 annual meeting of stockholders, the proxies named in management’s proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 21, 2011 and no later than January 20, 2012. Even if the proper notice is received timely, the proxies named in management’s proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2010. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 19, 2011. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,

David A. Brooks
Secretary

April 19, 2011

Appendix A

ASHFORD HOSPITALITY TRUST, INC.
2011 STOCK INCENTIVE PLAN
May   , 2011

ASHFORD HOSPITALITY TRUST, INC.

2011 STOCK INCENTIVE PLAN

ARTICLE I INTRODUCTION		A-1
1.1	Purpose	A-1
1.2	Shares Subject to the Plan	A-1
1.3	Administration of the Plan	A-1
1.4	Amendment and Discontinuance of the Plan	A-1
1.5	Granting of Awards to Participants	A-1
1.6	Term of Plan	A-1
1.7	Leave of Absence	A-2
1.8	Definitions	A-2

ARTICLE II NONQUALIFIED STOCK OPTIONS		A-5
2.1	Grants	A-5
2.2	Calculation of Exercise Price	A-5
2.3	Terms and Conditions of Options	A-5
2.4	Amendment	A-6
2.5	Acceleration of Vesting	A-6
2.6	Other Provisions	A-7
2.7	Option Repricing	A-7

ARTICLE III INCENTIVE OPTIONS		A-7
3.1	Eligibility	A-7
3.2	Exercise Price	A-7
3.3	Dollar Limitation	A-7
3.4	10% Stockholder	A-7
3.5	Options Not Transferable	A-7
3.6	Compliance with 422	A-7
3.7	Limitations on Exercise	A-8

ARTICLE IV PURCHASED STOCK		A-8
4.1	Eligible Persons	A-8
4.2	Purchase Price	A-8
4.3	Payment of Purchase Price	A-8

ARTICLE V BONUS STOCK		A-8

ARTICLE VI STOCK APPRECIATION RIGHTS AND PHANTOM STOCK		A-8
6.1	Stock Appreciation Rights	A-8
6.2	Phantom Stock Awards	A-9

ARTICLE VII RESTRICTED STOCK		A-9
7.1	Eligible Persons	A-9
7.2	Restricted Period and Vesting	A-9

ARTICLE VIII I PERFORMANCE AWARDS		A-10
8.1	Performance Awards	A-10
8.2	Performance Goals	A-10

ARTICLE IX OTHER STOCK OR PERFORMANCE BASED AWARDS		A-11

A-i

ARTICLE X CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		A-11
10.1	General	A-11
10.2	Stand-Alone, Additional, Tandem, and Substitute Awards	A-12
10.3	Term of Awards	A-12
10.4	Form and Timing of Payment under Awards; Deferrals	A-12
10.5	Vested and Unvested Awards	A-12
10.6	Exemptions from Section 16(b) Liability	A-12
10.7	Other Provisions	A-13

ARTICLE XI WITHHOLDING FOR TAXES		A-13

ARTICLE XII MISCELLANEOUS		A-13
12.1	No Rights to Awards	A-13
12.2	No Right to Employment	A-13
12.3	Governing Law	A-13
12.4	Severability	A-13
12.5	Other Laws	A-13
12.6	Shareholder Agreements	A-13

A-ii

ASHFORD HOSPITALITY TRUST, INC.

2011 STOCK INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1  Purpose.  The Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan (the ‘‘Plan”) is intended to promote the interests of Ashford Hospitality Trust, Inc., a Maryland corporation, (the “Company”) and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2  Shares Subject to the Plan.  The aggregate number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan commencing on the date the stockholders approve the Plan set forth herein, shall not exceed 5,750,000 shares of outstanding Common Stock.

In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.3  Administration of the Plan.  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

1.4  Amendment and Discontinuance of the Plan.  The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval.

1.5  Granting of Awards to Participants.  The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.6  Term of Plan.  The Plan shall be effective as of the date the shareholders of the Company approve the Plan (the “Effective Date”). The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Effective Date.

1.7  Leave of Absence.  If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.8  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) Remington, (ii) any entity in which the Company or Remington, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any “parent corporation” of the Company or Remington (as defined in section 424(e) of the Code), (iv) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company or Remington and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company or Remington.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.

“Consultant” means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

“Covered Employee” shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” means an inability to perform the Participant’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.

“Employee” means any employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee or a paid Consultant to the Company or an Affiliate.

“Fair Market Value or FMV Per Share”.  The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Good Reason” means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:

(i) if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or services to the Company, which agreement includes a definition of “Good Reason” for termination of employment with or services to the Company, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.

(ii) if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company that defines the term “Good Reason,” such term shall mean termination of employment or service under any of the following circumstances, if the Company fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant to the Company setting forth a description of such Good Reason:

(i) the removal from or failure to re-elect the Participant to the office or position in which he or she last served;

(ii) the assignment to the Participant of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, or any material diminishment, on a cumulative basis, of the Participant’s overall duties, responsibilities, or status;

(iii) a material reduction by the Company in the Participant’s fees, compensation, or benefits; or

(iv) the requirement by the Company that the principal place of business at which the Participant performs his duties be changed to a location more than fifty (50) miles from downtown Dallas, Texas.

“Incentive Option” means any option which satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Affiliate.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.

“Participant” means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period which is granted pursuant to Article VI of the Plan.

“Reload Option” is defined in Section 2.3(f).

“Remington” means Remington Hotel Corporation, a Texas corporation or Remington Lodging & Hospitality, L.P., a Delaware limited partnership.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

2.1  Grants.  The Committee may grant Options to purchase the Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.

2.2  Calculation of Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).

2.3  Terms and Conditions of Options.  Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise.  No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

(b) Manner of Exercise.  In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Options not Transferable.  Except as provided below, no Non-qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-qualified Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(d) Adjustment of Options.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, and all other interested persons.

(e) Listing and Registration of Shares.  Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

(f) Reload Options.  A Non-qualified Option may, in the discretion of the Committee, include a reload stock Option right which shall entitle the Participant, upon (i) the exercise of such original Non-qualified Option prior to the Participant’s termination of employment and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Participant for at least six months prior to the date of exercise, to receive a new Non-qualified Option (the “Reload Option”) to purchase, at the FMV Per Share on the date of the exercise of the original Non-qualified Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Participant in payment of the exercise price of the original Non-qualified Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Non-qualified Option with respect to which it is granted.

2.4  Amendment.  The Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

2.5  Acceleration of Vesting.  Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause or termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (ii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or death or Disability of the Participant.

2.6  Other Provisions.

(a) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

(b) No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Option has been granted.

(c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

2.7  Option Repricing.  With stockholder approval only, the Committee, in its absolute discretion, may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

3.1  Eligibility.  Incentive Options may only be granted to Employees.

3.2  Exercise Price.  The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

3.3  Dollar Limitation.  The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4  10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

3.5  Options Not Transferable.  No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6  Compliance with 422.  All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7  Limitations on Exercise.  No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

4.1  Eligible Persons.  The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

4.2  Purchase Price.  The price per share of Common Stock to be purchased by a Participant under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

4.3  Payment of Purchase Price.  Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

6.1  Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.

(a) Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

(b) Rights Related to Options.  A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 5.1(a)(i) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option.  A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(d) Terms.  The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

6.2  Phantom Stock Awards.  The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions.  Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(b) Forfeiture.  Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals.  To the extent the Committee determines that any Award granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VII

RESTRICTED STOCK

7.1  Eligible Persons.  All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

7.2  Restricted Period and Vesting.

(a) Unless the Award specifically provides otherwise, Restricted Stock shall be subject to restrictions on transfer by the Participant and repurchase by the Company such that the Participant shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if the Participant shall terminate employment from or services to the Company or its Affiliates, as applicable, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant that the Participant shall remain continuously as an Employee, Non-Employee Director or Consultant of the Company or its Affiliates, as applicable; subject to section 7.2(b) below.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (iii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan and Grant of Restricted Stock dated          , 20  and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.

ARTICLE VIIII

PERFORMANCE AWARDS

8.1  Performance Awards.  The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than five years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

8.2  Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General.  The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria.  One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; and (S) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(f) Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1  General.  Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2  Stand-Alone, Additional, Tandem, and Substitute Awards.  Subject to Section 2.7, awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

10.3  Term of Awards.  The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be require in respect of an Incentive Stock Option under Section 422 of the Code).

10.4  Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company of a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5  Vested and Unvested Awards.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(a), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

10.6  Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.7  Other Provisions.  No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1  No Rights to Awards.  No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.3  Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.

12.4  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5  Other Laws.  The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

12.6  Shareholder Agreements.  The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/AHT • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the election of the nominees. 1. Election of Directors: For Withhold For Withhold For Withhold For Withhold + 01 — Archie Bennett, Jr. 02 — Monty J. Bennett 03 — Benjamin J. Ansell, M.D. 04 — Thomas E. Callahan 05 — Martin L. Edelman 06 — W. Michael Murphy 07 — Phillip S. Payne The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. For Against Abstain For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our 3. To approve the adoption of a new 2011 Stock Incentive Plan independent registered public accounting firm for the fiscal that will allow for issuance of up to 5,750,000 shares of our year ending December 31, 2011. common stock. 4. To approve, on an advisory basis, the compensation of the company’s named executive officers. The Board of Directors recommends you vote 1 Year on the following proposal. 1 Yr 2 Yrs 3 Yrs Abstain 5. To recommend, on an advisory basis, the frequency 6. In the discretion of such proxies, upon such other business as may properly come before of future advisory votes on the compensation of the the annual meeting or any adjournment of the meeting, including any matter of which we did company’s named executive officers. not receive timely notice as provided by Rule 14a-4c promulgated under the Securities Exchange Act of 1934, as amended. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: If voting by mail, please sign exactly as your name(s) appear on the above. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MMMMMMM1 U P X 1 1 3 0 3 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01BVRB

Dear Stockholder: Stockholders of Ashford Hospitality Trust can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include: Direct Deposit of Dividends: To receive your dividend payments via direct deposit, please mail a copy of your voided check, along with your request to Computershare at the address referenced below. Internet Account Access Stockholders may now access their accounts on-line at www.computershare.com Among the services offered through Account Access, certificate histories can be viewed, address changes requested and tax identification numbers certified. Transfer Agent Contact Information Computershare Trust Company, N.A. Telephone Inside the USA: (877) 282-1168 P.O. Box 43069 Telephone Outside the USA: (781) 575-2723 Providence, RI 02940-3069 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Ashford Hospitality Trust, Inc. + 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS Proxy for Annual Meeting of Stockholders to be held May 17, 2011 The undersigned, a stockholder of Ashford Hospitality Trust, Inc., a Maryland Corporation, hereby appoints David A. Brooks and David J. Kimichik, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 10:00 a.m., Dallas time, on May 17, 2011 at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement. This proxy when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED CONSISTENT WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL, AND IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE MEETING. DO NOT STAPLE OR MUTILATE PLEASE VOTE YOUR PROXY PROMPTLY AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A. C Non-Voting Items Change of Address — Please print new address below. Comments - Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. +